Exhibit 10.1

GROUND LEASE AGREEMENT

THIS GROUND LEASE AGREEMENT (this “Lease”) made and entered into as of this 3rd day of August 2021, which is the last date of execution of this Lease by the parties hereto (the “Effective Date”) by and between RIDGEWAY PROPERTIES I, LLC, a New York limited liability company, with offices c/o Conductor Property Management, LLC, 1010 Lee Road, Rochester, New York 14606, or its designee (hereinafter called “Lessor”), and LI-CYCLE NORTH AMERICA HUB, INC., a Delaware corporation, with offices at 2351 Royal Windsor Drive, Unit 10, Mississauga, Ontario L5J 4S7, Canada (hereinafter called “Lessee”).

WITNESSETH, THAT:

Lessor, in consideration of the rent to be paid and the covenants and agreements to be performed by Lessee, as hereinafter set forth, does hereby LEASE, DEMISE and LET that certain parcel of land consisting of approximately 41.06 acres, and located on a portion of the real property with a tax identification number of 089.04-1-3.22 and a current address of 50 McLaughlin Road and on all of the real property with a tax identification number of 089.04-13.21 and a current address of 205 McLaughlin Road, each in the Town of Greece, Monroe County, New York as more particularly shown in Exhibit A attached hereto and made a part hereof (the “Land”), the size of which will be determined by the Subdivision Plan submitted to the Town of Greece (the “Subdivision Plan”); together with the non-exclusive use of Lessor’s rights, privileges, easements, rights of way, licenses and appurtenances to the Land, including, but not limited to, the right to discharge stormwater from the Land to the stormwater management and detention ponds with a capacity to accept water runoff of up to 53 acres of impervious surface recently constructed by Lessor (“Lessor’s Detention Ponds”) adjacent to the east and northeast of the Land (collectively, the “Lessor Easements”); and together with Lessee’s use of additional rights, privileges, easements and access rights ancillary to the Land as more particularly described on Exhibit A-2 attached hereto and made a part hereof (collectively, “Lessee’s Agreements”). A legal description for the Land shall be added as Exhibit A-1 attached hereto and made a part hereof, by amendment upon receipt of the Subdivision Plan. The term “Premises” as used herein shall be deemed to mean the Land, Lessor’s Detention Ponds, the Lessor Easements, and Lessee’s Agreements.

1 TERM; DELIVERY CONDITION; LESSEE ACCESS PRIOR TO TERM COMMENCEMENT DATE.

(A) The “Original Term” of this Lease shall commence on a date (the “Term Commencement Date”) which shall be the first day of the first month following the date of receipt by Lessee of a favorable State Environmental Quality Review Act negative declaration in connection with the Approvals (as defined in Section 39(A) below) in final, non-appealable form (the “SEQR Declaration”). The Original Term shall continue thereafter until a date (the “Expiration Date”) which shall be the last day of the twentieth (20th) “Lease Year” (as defined in Section 3 below), subject to earlier termination as provided herein. Lessor and Lessee hereby agree to execute, within fifteen (15) days of the Term Commencement Date, the Commencement and Termination Agreement substantially in the form of Exhibit B attached hereto and made a part hereof, acknowledging the actual Term Commencement Date. The Original Term and any “Renewal Terms” (as defined in Section 2 below) are collectively referred to herein as the “Lease Term”.

(B) The Premises is being delivered in “as is” condition, not subject to any representations or warranties as to condition, purpose, or fitness for any particular use, other than expressly set forth in Section 31 and Lessee’s right to contractually occupy the Premises under the terms of this Lease. Lessee, evidenced by its execution of this Lease, hereby represents and warrants that it has had sufficient opportunity to inspect, including any testing it deems necessary or desirable in its own, sole discretion, the Premises, and has determined to lease the Premises from the Lessor in its sole and absolute discretion, without reliance upon Lessor, Lessor’s agents, or any statements, whether written or oral, as to the condition or fitness of the Premises. Lessee shall be exclusively responsible for any and all Remedial Work (as defined in Section 42(A)(iv) below) other than Lessor Remedial Work (as defined in Section 42(D) below), material handling, requisites for development of the Premises, and any and all costs and liabilities affiliated thereto for any improvements, buildings, construction, appurtenances, or any other development of the Premises. Notwithstanding the foregoing, Lessor will undertake inspection, report writing, and certification to New York State Department of Environmental Conservation (“DEC”) required by any environmental easement or the Site Management Plan covering the Land (the “SMP”).

(C) From the Effective Date until the Term Commencement Date (the “Access Period”), Lessor grants Lessee and Lessee’s employees, agents, consultants, and contractors, a license for ingress and egress to the Land to conduct tests, investigations, and similar activities as Lessee may deem reasonably necessary to satisfy the Conditions and to grade the Land to prepare the Land for construction (“Lessee’s Activities”). Lessor shall cooperate with Lessee during the Access Period in accordance with Section 46 below. During the Access Period, Lessee shall maintain the following insurance for its interests in, and activities on, the Land: Commercial General Liability insurance with limits of at least Five Million and 00/100 Dollars ($5,000,000.00) in the aggregate for bodily injury or death, and of not less than One Million and 00/100 Dollars ($1,000,000.00) for any one accident, and not less than One Million and 00/100 Dollars ($1,000,000.00) with respect to damage to property. Thirty (30) days before any such policy expires Lessee shall supply Lessor with a substitute therefor. This specific insurance obligation shall not be subject to a right to cure elsewhere in this Lease. In addition, Lessee and any of Lessee’s contractors, consultants or agents conducting Lessee’s Activities shall obtain and maintain Workers’ Compensation Insurance in compliance with Section 8(B)(ii) below, and shall provide Lessor with satisfactory evidence of such insurance prior to entry on the Land for purposes of conducting Lessee’s Activities. The above policies shall name both Lessee and Lessor as insured (or additional insured, as the case may be). To the fullest extent permitted by law, Lessee shall indemnify, defend and hold Lessor, any parent, subsidiary, assignee, affiliated company and any successors and/or assigns of Lessor, and their respective shareholders, partners, members, directors, officers, employees, agents, representatives, consultants, business invitees and contractors (each, a “Lessor Indemnified Person” and collectively, the “Lessor Indemnified Persons”), harmless from and against all losses incurred by the Lessor Indemnified Persons to the extent arising from, or out of, any claim for, or arising out of, any injury to or death of any person or loss or damage to property to the extent arising out of the negligence, willful misconduct, or unlawful conduct of Lessee, or Lessee’s employees or agents, in connection with Lessee’s Activities. Lessee shall not be obligated to indemnify any Lessor Indemnified Person for any loss to the extent such loss is due to the negligence, willful misconduct or unlawful conduct of any Lessor Indemnified Person or for statutory violation of, or punitive damages against, any Lessor Indemnified Person except to the extent the statutory violation or punitive damages are caused by or result from the acts or omissions of any Lessee or of any of the Lessee’s contractors, subcontractors, sub-subcontractors, materialmen, or agents of any tier or their respective employees. If: (i) the Conditions are not satisfied pursuant to the terms of this Lease, (ii) Lessee exercises Lessee’s option to terminate this Lease, and (iii) no Default (as defined in Section 16(A) below) has occurred and is continuing, then Lessee shall, within thirty (30) days following Lessee’s notice of Lessee’s termination of this Lease, remove all equipment that Lessee or anyone acting for or through Lessee used or installed on the Land during the Access Period and, to the extent Lessee’s Activities caused disturbances to the Land, restore the

Land to substantially the same condition as it was prior to Lessee’s Activities. Lessee shall have the right to extend such thirty (30) day period for successive periods of thirty (30) days each by giving written notice to Lessor of Lessee’s election to extend. Lessee shall be deemed to have a license for thirty (30) days after the expiration or termination of this Lease, as such thirty (30) day period may be extended as aforesaid, to enter upon the Land for such foregoing purposes, and during any such period, Lessee shall have the continuing obligation to pay Rent, prorated as appropriate for the number of days in any partial month.

2 RENEWAL TERMS AND OPTION TO PURCHASE.

(A) Lessor hereby grants to Lessee the option of renewing the Original Term (the “Renewal Option”) for five (5) additional terms of five (5) years each and one (1) subsequent additional term of four (4) years (each individually, a “Renewal Term”, and collectively, the “Renewal Terms”) upon the same terms and conditions as are in effect during the Original Term; provided that: (a) at the time Lessee exercises the Renewal Option with respect to each of the Renewal Terms, Lessee is not subject to a notice of Default, regardless of any applicable periods of grace, of any of the material terms, covenants and conditions of this Lease, and (b) Lessee provides Lessor with written notice (the “Option Notice”) of Lessee’s election to exercise the Renewal Option with respect to each of the Renewal Terms not less than six (6) months prior to the Expiration Date, or the expiration date of the then operative Renewal Term, as the case may be (hereinafter referred to as the “Option Expiration Date”).

(B) So long as no uncured Default exists after notice at the time of election, Lessor hereby grants to Lessee the option to purchase the Land, if any, upon expiration of the Original Term and upon the expiration of each Renewal Term for the fair market value of the Land, provided, however, such valuation shall expressly exclude the value of any Buildings (as defined in Section 7 below) or related improvements made to the Land by or at the expense of Lessee other than, if applicable, the expansion of Lessor’s Detention Ponds as they exist as of the Effective Date (each being an “Option to Purchase”). If Lessee elects to exercise an Option to Purchase, then Lessee shall provide written notice to Lessor of such election sixty (60) days prior to the Expiration Date, or the expiration of the then operative Renewal Term. If Lessor and Lessee do not agree on the fair market value of the Land within thirty (30) days after Lessee provides the Option Notice to Lessor as provided under this Section, then Lessor and Lessee shall each obtain an appraisal from an experienced real estate appraiser of its choice. If the appraisals obtained by Lessor and Lessee are within ten percent (10%) of each other, the fair market value and purchase price shall be the average of the two (2) appraisals. If the two (2) appraisals are not within ten percent (10%) of each other, then Lessor’s appraiser and Lessee’s appraiser shall choose an independent appraiser (the “Independent Appraiser”) , and the average of the three (3) appraisals shall be deemed the fair market value and purchase price, and Lessor shall sell, and Lessee shall purchase, the Land for a price equal to the fair market value calculated after receipt of the appraisal from the Independent Appraiser. Lessor and Lessee shall pay the cost, respectively, of Lessor’s appraiser and Lessee’s appraiser, and shall equally share the cost of the Independent Appraiser.

(C) Lessee shall be responsible for the payment, when due, of any New York State Real Property Transfer Tax due and owing in connection with the inclusion of the Option to Purchase in this Lease, and Lessee shall indemnify, defend and hold harmless Lessor, Lessor’s officers, directors, members, successors and assigns, from and against any claims, demands, penalties, fines, liabilities, damages, obligations, litigation proceedings, disbursements, costs or expenses, including reasonable attorneys’ fees and costs, in connection therewith.

3 RENTAL.

Commencing on the Term Commencement Date (the “Rent Commencement Date”), Lessee shall pay to Lessor an annual rental (“Rent”) during the Lease Term as follows:

Lease Year	Annual Base Rent	Monthly Base Rent
1-10	$450,000	$37,500
11-20	$480,000	$40,000
Renewal Period l: 21-25	$510,000	$42,500
Renewal Period 2: 26-30	$510,000	$42,500
Renewal Period 3: 31-35	$540,000	$45,000
Renewal Period 4: 36-40	$540,000	$45,000
Renewal Period 5: 41-45	$570,000	$47,500
Renewal Period 6: 46-49	$570,000	$47,500

All Rent shall be payable in equal monthly installments, in advance commencing on the Rent Commencement Date and, thereafter, on the 1st day of every calendar month during the Lease Term.

If the Rent Commencement Date shall occur on a day other than the first day of a calendar month, and/or the Expiration Date occurs on a day other than the last day of a calendar month, the Rent for such partial month shall be prorated. Notwithstanding the foregoing, the monthly installment for the first full month following the Rent Commencement Date shall be due and payable within three (3) business days following the Rent Commencement Date. The term “Lease Year” shall mean the twelve (12) month period commencing on the Rent Term Commencement Date and each successive twelve (12) month period thereafter throughout the Lease Term. The second Lease Year and every subsequent Lease Year of the Lease Term shall cover of the same corresponding twelve (12) full calendar months of the first Lease Year last mentioned.

All monetary obligations (other than Rent) owed by Lessee to Lessor under this Lease, including, but not limited to, taxes and the interest upon unpaid obligations provided for in Section 17 below, shall all be deemed to be “Additional Rent”, and in the event of nonpayment by Lessee, Lessor shall have all the rights and remedies with respect thereto as Lessor has for the nonpayment of the Rent.

It is the intention of the parties that the rental payable by Lessee hereunder shall be absolutely “triple net” to Lessor and except as expressly set forth herein, that Lessee shall pay for and Lessor will have no liability or responsibility for the cost of, taxes, insurance, or maintenance of the Land or the Buildings (as defined in Section 7(A) below), nor for the operation, repair, replacement, alteration, construction, maintenance, addition, change, or improvements of or to the Land or the Buildings, all of which shall be the sole and exclusive responsibility of Lessee,

4 REAL ESTATE TAXES, ASSESSMENTS AND UTILITIES.

(A) Commencing on the Rent Commencement Date, and continuing throughout the Lease Term, Lessee shall pay when due all real estate taxes and assessments, excises, levies and other charges by any public authority levied or imposed against (1) the Land or any part thereof, (2) the Buildings, and (3) the appurtenances thereto, including, but not limited to, any payments due under a payment-in-lieu-of-tax agreement (“PILOT”) and payments due for access to any public utility, to the Land or the sidewalks or streets adjacent thereto (all of which are hereinafter referred to as “Impositions”).

(i) Until such time that the Land is assessed and billed as a separate tax parcel, Lessee shall pay its “pro rata share” of Impositions. Lessee’s “pro rata share” shall mean an amount equal to 33.91% of the tax bill attributed to the land assessment only, which percentage is computed by dividing the acreage of the Land (41.06 acres) by the aggregate acreage of the Lessor’s retained parcel (121.09 acres); and 100% of the tax bill attributed to the assessment for the Buildings.

(ii) Lessee may pay any Imposition in installments, however, Lessee shall be liable for any interest and/or penalties, which accrue as a result of Lessee’s making installment payments. Lessee shall be required to pay only such Impositions or portions thereof as shall become due and payable during the Lease Term and only to the extent such Impositions cover a part of the Lease Term. All Impositions for the tax year in which this Lease shall commence or terminate shall be equitably apportioned between Lessor and Lessee. No Imposition may be paid after the last day for payment of such obligation.

(iii) Anything to the contrary contained in this Lease notwithstanding, in no event shall Impositions include any inheritance, estate, succession, transfer, gift, franchise, corporation, excise, income or profit tax or capital levy that is or may be imposed upon Lessor including, but not limited to (i) any annual reporting or other fees imposed upon Lessor in connection with maintaining Lessor’s organizational existence under the laws of the State of its formation or creation or (ii) imposed in connection with the Lessor’s right to do or conduct business. Notwithstanding anything herein to the contrary, if at any time during the term of this Lease there shall be levied or assessed in substitution of real estate taxes, in whole or in part, a tax, assessment or governmental imposition (other than a general gross receipts or income tax) on the rents received from the Premises or the rents reserved herein, and said tax, assessment or governmental imposition shall be imposed upon Lessor, Lessee shall pay same as herein provided, but only to the extent that such new tax, assessment or governmental imposition is a substitute for real estate taxes previously imposes.

(iv) If the Land is separately assessed or billed as a tax parcel, Lessee shall pay the Impositions for the Premises (and not a pro rata share) directly to the appropriate taxing authority and deliver to Lessor immediate notice of payment made, and, thereafter, copies of paid tax receipts within thirty (30) days after the final due date for payment in each tax year. Lessor shall cooperate with Lessee’s efforts to modify, renew, extend or replace any PILOT that may exist from time to time during the Lease Term.

(B) Notwithstanding anything contained in this Lease to the contrary, any Imposition (including but not limited to any assessment either general or special) relating to a fiscal period of the taxing authority, a part of which is included within the Lease Term and a part of which is included in a period of time prior to the Rent Commencement Date or after the Expiration Date of this Lease, will, whether or not such Tax or installments are assessed, levied, confirmed, imposed upon or in respect of, or become a lien upon the Premises, or become payable, during the Lease Term, be adjusted between Lessor and Lessee as of the Rent Commencement Date or the Expiration Date determined over the longest possible period that such Imposition is payable to such taxing authority so that Lessee will pay the portion of the Imposition or installment that the part of the fiscal period included in the Lease Term bears to the entire fiscal period, and Lessor will pay the remainder.

(C) Lessee shall have the right to contest directly with the relevant authority, at Lessee’s cost and expense, the amount or validity of any Imposition by appropriate proceeding. Lessee shall give Lessor written notice of any such contest and Lessor agrees it shall join, at no cost to Lessor, in any such proceeding if any law, rule or regulation at the time in effect shall so require. Any proceeding for contesting the validity or amount of any Imposition or to recover any Imposition paid by Lessee may be brought by Lessee in the name of Lessor or in the name of Lessee, or both, as Lessee shall deem advisable.

(D) Lessee shall provide for and pay all charges for heat, water, gas, sewage, electricity, and other utilities, as well as any costs to access such utilities and any special assessments related to tying into the utility system, used or consumed at the Premises and shall contract for the same in its own name. Lessor shall not be liable for any interruption or failure in the supply or character of any such utility services unless the gross negligence of Lessor, its agents, servants, employees, contractors, or licensees causes such interruption or failure.

(E) All charges due from Lessee to Lessor for which Lessee must be billed by Lessor, must be billed within twelve (12) months after the date on which the charge is incurred by Lessor or Lessor will have waived its right to reimbursement which may have been established in any section or paragraph of this Lease.

5 USE.

Lessee may use and occupy the Premises for the construction, development, and operation of a facility to process lithium-ion black mass concentrate in order to manufacture nickel sulfate, cobalt sulfate, and lithium carbonate, among other products (“Initial Use”), and for any other lawful use or purpose (the “Subsequent Use”; together with the Initial Use, the “Use”) after obtaining Lessor’s prior written consent for the Subsequent Use, which consent shall not be unreasonably withheld, conditioned, or delayed, and so long as the Use is not in violation of any “Laws” (as defined in Section 12 below). Lessor shall not, through any act or omission, interfere with Lessee’s development or use of the Premises for the Use.

6 INTENTIONALLY OMITTED.

7 ALTERATIONS AND IMPROVEMENTS; FIXTURES AND EQUIPMENT.

(A) During the Lease Term and from time to time therein, Lessee shall have the right but not the obligation to construct buildings and related improvements and equipment on the Land, including any additions, alterations, and/or improvements thereto (collectively, the “Buildings”) and including, without limitation, the right to raze any Buildings (once constructed) without rebuilding, performing a “scrape and rebuild” of the Buildings, and/or replacing the Buildings or constructing any new Buildings, that Lessee shall deem necessary in Lessee’s sole discretion. Lessor acknowledges and agrees that, during the Lease Term, title to the Buildings shall automatically vest in and belong to Lessee to the exclusion of Lessor, and Lessor hereby waives any right, title or interest therein. Lessee alone shall be entitled to claim depreciation on or any tax credit or deduction now or hereafter available with respect to the Buildings.

(B) Lessor shall cooperate, at no cost to Lessor, with Lessee in the obtaining of any and all licenses, special use permits, building permits, consents , variances, certificates of occupancy or other approvals which may be required in connection with any Buildings and Lessor shall execute, acknowledge, and deliver any documents reasonably required in furtherance of such purposes. No construction of any Buildings shall be undertaken until Lessee shall have procured and paid for all municipal and, provided no

Default has occurred and is continuing, or Lessee has otherwise abandoned the Land and the Buildings, other governmental permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. All work done in connection with any alteration, addition or improvement shall be done in a good and workmanlike manner and in compliance with all Laws.

(C) Any and all furnishings, fixtures, equipment, machinery, and personalty purchased by or belonging to Lessee, or leased from third parties by Lessee and installed on the Land or in the Buildings by Lessee (whether or not affixed), including, but not limited to, tanks, pipes, conveyors, pumps, process units, and electrical and mechanical systems, including electrical substations, and other equipment used in connection with the Use, lighting fixtures, chairs, tables, decor items, fans, office equipment, software, and other personal property shall be herein called “Lessee’s FF&E”. Lessor acknowledges and agrees that, during the Lease Term, title to Lessee’s FF&E shall automatically vest in and belong to Lessee to the exclusion of Lessor, and Lessor hereby waives any right, title or interest therein; provided no Default has occurred and is continuing, or Lessee has not otherwise abandoned the Land or the Buildings. Lessee alone shall be entitled to claim depreciation on or any tax credit or deduction now or hereafter available with respect to Lessee’s FF&E. At any time and from time to time during the Lease Term, Lessee may remove and/or replace any of Lessee’s FF&E from the Land or in the Buildings. Notwithstanding anything contained in this Lease to the contrary, it is acknowledged and agreed that any trademarks, service marks, trade names, logotypes, commercial symbols and trade dress used by Lessee shall remain Lessee’s exclusive property for use, and Lessor shall not be permitted at any time to use any such property in any manner or for any purpose.

8 INSURANCE.

(A) Lessee, at its sole cost and expense, shall keep the Buildings insured during the Lease Term against loss or damage by fire or other casualty in amounts not less than one hundred percent (100%) of the then “full replacement cost”. The term “full replacement cost” shall mean the actual replacement cost of the Buildings. Nothing contained in this Lease shall be construed so as to require Lessee to maintain earthquake insurance coverage.

(B) Lessee, at its sole cost and expense, shall also maintain:

(i) Commercial general liability insurance against claims for bodily injury, death, or property damage, occurring on, in, or about the Premises and Buildings, in or about the adjoining streets, property and passageways, such insurance to afford protection of not less than Five Million and 00/100 Dollars ($5,000,000.00) in the aggregate in respect of bodily injury or death, and of not less than One Million Dollars ($1,000,000.00) for property damage with respect to vicarious liability arising out of Lessee’s operations.

(ii) Workers’ Compensation Insurance covering all persons employed in connection with any work done on or about the Land and the Buildings with respect to which claims for death or bodily injury could be asserted against Lessor, Lessee, the Land or the Buildings, or in lieu of such Workers’ Compensation Insurance, a program of self-insurance complying with the rules, regulations and requirements of the applicable statutes and regulations of New York State.

(iii) Business interruption insurance in amounts sufficient to cover rent and reoccurring financial obligations under this Lease for a period of not more than one (1) year.

(C) All insurance provided for in this Section shall be effected under valid and enforceable policies issued by insurers of recognized responsibility. All policies of insurance provided for in this Section shall name Lessor as an additional insured. Any loss under such policy shall be made payable as the interests of the parties may appear subject to the provisions of Section 9 hereof. Lessor and Lessee may provide any insurance required by this Lease in the form of a blanket or umbrella policy, provided that, upon request, proof is furnished that such blanket policy complies in all material respects with the provisions of this Lease. Lessor and Lessee shall have the right, but not the obligation, to provide all insurance as provided herein in more than one policy.

(D) Lessor and Lessee shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage insurance policy obtained by it and covering the Premises and Buildings, Lessee’s FF&E, and any other property located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Lessee, shall also extend to all other persons and entities occupying or using the Premises and Buildings in accordance with the terms of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission. Subject to the foregoing provisions of this Section, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty.

9 CASUALTY.

(A) In the event the whole or any part of the Buildings is damaged or destroyed during the Lease Term by fire or other casualty (“Casualty”), such that it amounts to twenty five percent (25%) or more of the then replacement cost of the Buildings, this Lease may be terminated at the election of Lessee, provided that notice of such election is delivered to Lessor within sixty (60) days after the occurrence of the Casualty. If Lessee so terminates this Lease: (i) Lessee shall, if requested by Lessor in writing within thirty (30) days of notice of election to terminate, raze any designated remaining portion of the Buildings, remove all debris, and grade and landscape the Land; (ii) the insurance proceeds payable as a result of such Casualty shall be paid first to reimburse Lessee for the costs and expenses to raze any remaining portion of the Buildings, remove all debris, and grade and landscape the Land if required by Lessor, (iii) next to the Lessor to pay all Rent due and owing until the expiration date of the then current Original Term or Renewal Term, as the case may be, and other sums due under this Lease, (iv) next to Lessee to reimburse Lessee for the unamortized value of the Buildings and Lessee’s FF&E, and (v) the balance remaining shall be payable to Lessee; and (v) and the parties shall be released hereunder, each to the other, from all liability and obligations thereafter arising.

(B) Unless the Casualty shall have been caused by the grossly negligent acts or omissions of Lessor, Lessee shall not be entitled to any compensation or damages from Lessor for the loss of the use of the whole or any part of the Buildings and/or for any inconvenience or annoyance occasioned by any such damage or destruction.

10 CONDEMNATION.

(A) In the event that the Land or the Buildings are rendered substantially and permanently unusable for the Use by reason of the taking by any public authority under the power of eminent domain, or eminent domain or in a condemnation or by conveyance made in response to the threat of the exercise of the right eminent domain or condemnation (in any case, a “Taking”), Lessor and Lessee shall have the rights set forth in this Section 10.

(B) If the Taking results in all of the Land or the Buildings being taken, or if so much of the Land or the Buildings are taken that the Land or the Buildings (even if the restorations described herein were to be made) cannot be used by Lessee for the Use, then this Lease will end on the earlier of the vesting of title to the Land in the condemning authority, or the taking of possession of the Land by the condemning authority (in either case the “Ending Date”). If this Lease ends according to this Section 10, prepaid Rent will be appropriately prorated to the Ending Date.

(C) If, after a Taking, so much of the Land and the Buildings remains that the Land and the Buildings can be used substantially for the Use, then (i) this Lease will end on the Ending Date as to the part of the Land or the Buildings which is taken, (ii) prepaid Rent will be appropriately allocated to the part of the Land or the Buildings which is taken and prorated to the Ending Date, and (iii) beginning on the day after the Ending Date, Rent for so much of the Land as remains will be reduced in the proportion of the Land area remaining after the Taking to the area of the Land before the Taking.

(D) Upon the occurrence of a Taking, Lessor and Lessee agree that Lessee shall receive that portion of the award or compensation allocable to the leasehold estate, all awards (collectively, the “Taking Awards”) for the Buildings and any award for relocation expenses, if and upon successful prosecution by Lessee of claims for the Taking Awards. Lessee shall prosecute Lessee’s own claims by separate proceedings against the condemning authority for damages legally due to Lessee (such as the loss of the Buildings and Lessee’s FF&E which Lessee was entitled to remove and moving expenses).

(E) If the Taking is for an emergency or other temporary condition and does not involve a Taking under Section 10(A) above ( a “Temporary Taking”), then this Lease will continue in full force and effect without any abatement of Rent, but the Taking Award payable with respect to any period of time prior to the expiration or sooner termination of this Lease will be paid to Lessor and the public authority or its designee will be considered a subtenant of Lessee. Lessor will apply the Taking Award received to the Rent due from Lessee for that period. Lessee will pay Lessor any deficiency between the Taking Award and the amount of the Rent, and Lessor will pay Lessee any excess of the amount of the Taking Award over the amount of the Rent.

(F) Lessor and Lessee shall immediately notify the other of the commencement of any eminent domain, condemnation, or other similar proceedings with regard to the Land or the Buildings. Lessor and Lessee covenant and agree to fully cooperate in any condemnation, eminent domain, or similar proceeding in order to maximize the total Taking Award receivable in respect thereof.

11 ASSIGNMENT AND SUBLETTING.

(A) Provided no Default has occurred and is continuing, Lessee shall have the right to assign this Lease or sublet the Premises or Buildings (i) to any parent, subsidiary, or affiliated company of Lessee, whether now existing or hereafter created, without the prior consent of Lessor, or (ii) to any other operator that shall continue to use the Premises and Buildings for the Use, and that has any one of (a) a Minimum Net Worth (as defined below), or (b) market capitalization, or (c) EBITDA (earnings before interest, taxes, depreciation and amortization) of at least One Million Dollars ($1,000,000) per year. Upon an assignment under Section 11(A)(i) or (ii) of this Lease, Lessee shall be released from liability under this Lease. Otherwise, Lessee shall have the right (with the prior, written consent of the Lessor, which consent shall not be unreasonably withheld, conditioned, or delayed) to assign this Lease or sublet the Premises or Buildings to any other person or entity, provided, however, that Lessee shall remain liable under this Lease from and after the date of such assignment or subletting, and guarantee such obligation. As used herein, the term “Net Worth” means the excess of total assets over total liabilities, in each case as determined through audited financial statements and in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

(B) Anything to the contrary in this Lease notwithstanding, a change of control of Lessee or its parent, or their subsidiaries or affiliated companies, whether by way of merger, sale, acquisition, stock offering, financing, re-financing, buy-out, operation of law, or otherwise, shall not be deemed an assignment or subletting within the meaning of this Lease.

(C) Lessor shall have the right to assign this Lease to a limited liability company controlled by, or under common control with, Lessor; provided Lessor executes and delivers to Lessee an assignment of this Lease whereby Lessor’s assignee agrees to assume all of the obligations of Lessor hereunder.

12 COMPLIANCE WITH LAWS.

Except as otherwise expressly provided in this Lease, Lessee, at its sole expense, shall be solely responsible for satisfying itself and Lessor that the Initial Use will comply with all applicable building and zoning laws and with all other laws, statutes, ordinances, orders, rules, regulations, codes, determinations, permits, licensing, rules of common law, and requirements, including the rules, orders and regulations of any national or local Board of Fire Underwriters or any other body hereafter constituted exercising similar functions (collectively, “Laws”) of any federal, state and municipal legislative, executive or judicial body, branch or jurisdiction, with jurisdiction over the Land, the Buildings, or activities conducted thereon or therein, and including any- departments, agencies, commissions, boards, bureaus, instrumentalities or authorities of any of them which exercises jurisdiction over any such property (“Governmental Authority”), and Lessor, at Lessor’s sole cost and expense, shall be responsible for satisfying itself and Lessee of the Land’s compliance with all applicable Laws of any Governmental Authority concerning the Land arising prior to the Term Commencement Date. In furtherance thereof: (a) Lessee shall promptly correct, at Lessee’s sole cost and expense, any violation of Laws with respect to the Premises to the extent such violation arises on or after the Term Commencement Date; and (b) Lessor shall promptly correct, at Lessor’s sole cost and expense, any violation of Laws with respect to the Premises, to the extent such violation existed prior to the Term Commencement Date, and any violations of Laws with respect to Lessor’s Detention Ponds, except for any violations of Laws arising from Lessee’s Activities.

13 NON-DISTURBANCE, SUBORDINATION AND ATTORNMENT.

(A) If any mortgage or similar security instrument (hereafter referred to as a “Security Instrument”) affects the Land as of the Effective Date, then as a condition precedent to Lessee’s obligations under this Lease, Lessor shall deliver to Lessee, within thirty (30) days after the delivery by Lessee of the Title Objection Letter (as defined in Section 39(D) below), a Non-Disturbance Agreement, substantially in form and substance as set forth on Exhibit C attached hereto and made a part hereof, subject to commercially reasonable changes required by the party holding the Security Instrument (“Non-Disturbance Agreement”) fully executed by Lessor and the party holding a Security Instrument and otherwise in form capable of recording.

(B) This Lease shall at all times be and remain prior and paramount to the lien or charge of all ground or underlying leases and Security Instruments. Lessee agrees that if another lessor or the holder of the Security Instrument shall succeed to the interest of Lessor in this Lease, then Lessee will recognize said lessor, holder, beneficiary or person as Lessor under the terms of this Lease, provided that said lessor, holder, beneficiary or other person, during the period in which it shall be in possession of the Premises, and thereafter its successors in interest, shall assume all of the obligations of Lessor hereunder and shall have executed and delivered the Non-Disturbance Agreement. It is further understood and agreed that any purchaser taking title to the Land by reason of such foreclosure (or deed in lieu thereof) shall take title subject to the foregoing conditions of this Section 13.

(C) Anything to the contrary set forth herein notwithstanding, in the event Lessor shall default under any Security Instrument affecting the Land, as evidenced by a final, non-appealable order of a court with jurisdiction over such matter, Lessee shall have the right, but not the obligation, to cure such default, and deduct any and all amounts expended in curing such default from any amounts owed by Lessee to Lessor or any person claiming by, through, under, or by virtue of Lessor under this Lease.

14 LEASEHOLD MORTGAGE.

(A) Lessee may from time to time, and with the prior, written notice to Lessor, secure financing, debt offering, or general credit lines from banks, insurance companies or other lenders, granting to such banks, insurance companies, or other lenders (hereinafter, a “Leasehold Mortgagee”) as security for such financing or general credit lines a mortgage encumbering Lessee’s leasehold interest in the Premises (which may include a collateral assignment of Lessee’s leasehold interest in the Premises with rights of reassignment (hereinafter a “Leasehold Mortgage”) and/or a security interest in Lessee’s FF&E; provided any Leasehold Mortgage shall not materially affect Lessor’s rights pursuant to this Lease.

(B) Upon request of Lessee, Lessor agrees to execute such documents or instruments as shall evidence Lessor’s consent to a Leasehold Mortgage and/or security interest in Lessee’s FF&E, including but not limited to a conditional assignment of this Lease to Leasehold Mortgagee and a subordination, non-disturbance, and attornment agreement, if required by Leasehold Mortgagee, and give Leasehold Mortgagee the same right to notice of and time to cure any default of Lessee as is provided Lessee under the provisions of this Lease. Lessor and Lessee agree to execute or make such further modifications or amendments to this Lease as a prospective or existing holder of any Leasehold Mortgage may request, provided that any such modification or amendment shall not materially and adversely modify any material terms of this Lease. A failure of Lessor to respond in writing to such a request for consent within thirty (30) business days of such request shall be deemed consent by Lessor to such request or an acceptance of such document, as the case may be.

(C) Lessor shall give to Leasehold Mortgagee (provided Leasehold Mortgagee shall have given to Lessor a notice specifying such holder’s name and address) a copy of any notice, consent, approval, request, demand or communication given to Lessee under this Lease at the same time as and whenever any such notice shall thereafter be given by Lessor to Lessee.

(D) If Lessor shall give any such notice, then Leasehold Mortgagee shall (provided that it notifies Lessor of its intention to do so) thereupon have the right to remedy a Default or to cause such Default to be remedied within the same time period available to Lessee hereunder. Lessor will accept performance by Leasehold Mortgagee with the same force and effect as though performed by Lessee. No such Default shall be deemed to exist and Lessor shall not exercise any rights Lessor may have as a result of such Default as long as such holder shall cure, if a cure is possible, the claimed Default.

15 SURRENDER UPON TERMINATION.

Lessee shall, on the expiration or earlier termination of the Lease Term, surrender to Lessor the Land free of all claims, liens, and encumbrances, leases, tenancies and rights of occupancy of all parties and in substantially the same condition and repair as the same were in at the Commencement Date, reasonable wear and tear excepted. Upon termination and surrender to Lessor, Lessee shall remove all Lessee’s FF&E, including anything within the envelope of the Buildings, demolish the Buildings (if so elected by Lessor in Lessor’s sole discretion), and decommission the Buildings if required by applicable Laws. If the Buildings remain on the Land upon Lessee vacating the Premises Lessee shall: (i) deliver to Lessor the Buildings in a safe, “broom clean” and sanitary condition and in compliance with Laws ; (ii) deliver to Lessor all keys, parking, and access cards to the Land and the Buildings; and (iii) remove all signage placed on the Premises. Thereafter, the Buildings shall become the property of Lessor.

16 EVENTS OF DEFAULT.

(A) The following events shall be deemed to be a default by Lessee under this Lease (each a “Default”): Lessee shall fail to pay any installment of the Rent or Additional Rent within fifteen (15) days after written notice from Lessor (a “Rent Default”); or (ii) Lessee shall fail to comply with any other term, covenant, or condition of this Lease (other than a Rent Default) (“Non-Rent Default”) and such failure remains uncured for forty-five (45) days after written notice thereof to Lessee, provided that, if the nature of the Non-Rent Default is such that it cannot reasonably be cured within said forty-five (45) day period, and/or if Lessee commences an action to cure such Non-Rent Default during such forty-five (45) day period , and thereafter diligently continues to prosecute such cure, Lessee’s time to cure such Non-Rent Default shall be extended for such additional period as may be reasonably necessary for that purpose; or (iii) Lessee files for bankruptcy protection under any State or Federal Law, makes a general assignment for the benefit of creditors, or is placed into a bankruptcy proceeding by creditors which is not dismissed within thirty (30) days (“Bankruptcy Default”).

(B) If a Default shall have occurred and remained uncured within the time set forth in Section 16(A) above, Lessor may:

(i) in the case of a Rent Default, obtain a judgment of court of competent jurisdiction for damages in the amount any unpaid Rent together with interest compounded at the rate of one and one half percent (1.5%) per month until fully satisfied ( the “Default Rate”). The intention of the parties being to conform strictly to the usury laws now in force or hereafter in effect in New York State. Whenever any provision herein provides for payment by Lessee to Lessor of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid will be deemed reduced to such legal rate.

(ii) in the case of a Non-Rent Default, obtain an order of a court of competent jurisdiction compelling Lessee’s performance hereunder.

(iii) if a judgment under Section 16(B)(i) remains unpaid, including all additional interest, fees, and costs, for a period of six (6) months after entry, or a judgment under Section 16(B)(ii) is not fully performed after six (6) months, Lessor shall have any and all rights to repossess the Land, and any and all Buildings and Lessee’s FF& E that remain on the Land. Lessee agrees and consents to Lessor taking any and all legal actions of self-help by the Lessor to take possession of the Land and the Buildings and secure the other property located on the Land.

(iv) in the event of a Bankruptcy Default, Lessor shall have the option of terminating this Lease, and taking the actions under Section 16(B)(iii) subject to the Laws and any orders of a court of competent jurisdiction.

(C) Anything to the contrary herein notwithstanding, absent an uncured Default by Lessee described above, Lessor hereby expressly waives any and all rights granted by or under any present or future laws (whether common law, statutory, or otherwise) to any lien or claim of any nature in Lessee’s FF&E for Rent, or to levy or distrain for Rent, in arrears, in advance, or both, upon Lessee’s FF&E.

(D) Notwithstanding anything contained in this Lease to the contrary, in no event shall either Lessor or Lessee be obligated for any special, consequential, or punitive damages of any kind.

(E) In the event an action is commenced under Section 16(A)(i) or 16(A)(ii), Lessee shall not raze or otherwise materially alter any Buildings or portions of Buildings.

(F) If this Lease is terminated pursuant to this Section 16, Lessee shall be responsible for surrendering the Land and Buildings in accordance with Section 15 of this Lease. If Lessee fails to comply with Section 15, Lessor shall be permitted to remove all Lessee’s FF&E, including anything within the envelope of the Buildings, demolish the Building, and decommission the Buildings if required by applicable Laws. Lessee shall be responsible for any costs incurred by Lessor in connection with this Section.

17 CHARGES ON PAST DUE OBLIGATIONS.

In the event any amount due from Lessee to Lessor or from Lessor to Lessee is not paid when due, and the time for curing said non-payment has expired, such amount shall bear interest at the Default Rate from the date due until paid, as Additional Rent, but the payment of such interest shall not excuse or cure any Default by Lessee under this Lease.

18 HOLDING OVER BY LESSEE.

If Lessee shall remain in possession of the Premises after the expiration of the Lease Term, then Lessee shall be deemed to be a lessee of the Premises on a month-to-month basis, cancelable upon thirty (30) days’ notice from Lessor, subject to all the terms and provisions hereof, except the Rent and Additional Rent for such month to month tenancy will be one hundred fifty percent (150%) of the Rent and one hundred percent (100%) of the Additional Rent payable prior to expiration.

19 COVENANT OF QUIET ENJOYMENT.

Lessor hereby covenants that Lessee shall at all times during the Lease Term during which Lessee shall not be in default hereunder beyond applicable notice and cure periods, peaceably and quietly enjoy the Premises without any disturbance from Lessor or from any party claiming by, through or under Lessor.

20 EASEMENTS AND SIGNAGE.

Upon request of Lessee, Lessor will join with Lessee in the granting of any easements or rights-of- way, in recordable form, that may reasonably be required on or over the Land, or any of Lessor’s lands adjoining the Land, for utility purposes and for non-exclusive parking, vehicular and pedestrian access to construct, install, service, maintain, operate or repair such utilities, including driveways and curb cuts, and Lessor will execute and acknowledge an appropriate instrument or instruments evidencing such easements or rights-of-way, all at Lessee’s sole expense. Lessor hereby grants to Lessee, any parent, subsidiary, affiliated company or tenant of Lessee, whether now existing or hereafter created, and any successors and/or assigns of Lessee, and their shareholders, officers, directors, agents, partners, members, employees, representatives, consultants, contractors, and business invitees (collectively, the “Lessee Parties”), the right, at Lessee’s sole cost and expense, to install on the Buildings and the Land maximum signage permitted by Laws. Lessor shall grant easements to the Lessee Parties, in recordable form, for access to the Land and to all signage on the Land and the Buildings which shall include the right to lay and maintain electric or other utility lines to such signs within the boundaries of the Land. Lessee shall properly repair any parking lot curb cuts that may be damaged during the installation of any Lessee’s signage. Lessor, at no additional cost, shall assist Lessee in acquiring such permits, license, or approvals as are necessary for the installation of such signage. Within thirty (30) days of the Effective Date, Lessor agrees to provide Lessee with copies of any public and/or private agreements that might govern signage for informational purposes only. No grant or consent under this Section 20 shall be available or required, unless such easement, right-of way, or other right or interest reverts to the ownership and benefit of the Lessor after the expiration of the Lease Term or earlier termination of this Lease.

21 ESTOPPEL CERTIFICATE.

Lessor and Lessee, upon ten (10) business days prior written request, will execute, acknowledge and deliver to the other a statement in writing and in form and substance as shown on Exhibit D attached hereto and made a part hereof, executed by an appropriate officer of Lessor or Lessee, respectively.

22 EXCUSE FOR NONPERFORMANCE.

Except for the payment of Rent and Additional Rent by Lessee, if either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, Laws, natural phenomena (such as extreme weather), acts of war or public disorders, civil disturbances, riots, insurrection, epidemic, pandemic (including, but not limited to the COVID-19 virus), unusual delay in transportation, terrorist acts, strikes or labor disputes (except strikes or labor disputes caused by employees of the affected party or as a result of such party’s failure to comply with a collective bargaining agreement), acts, failures to act or orders of any kind of any Governmental Authority acting in its regulatory or judicial capacity, of inability of suppliers to provide essential materials, to the extent the materials were timely ordered and the unavailability of the materials could not reasonably have been foreseen or substitute materials obtained by the party asserting the excuse for performance, or other cause without fault and beyond the control of the party obligated (financial inability excepted); then upon written notice to the other party, the performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay, provided, however, that Lessee or Lessor shall exercise its commercially reasonable efforts to remedy any such cause of delay or cause preventing performance.

23 NOTICES.

Notices under this Lease shall be sent by a national overnight courier with a tracking system and addressed to the parties hereto at the respective addresses set out opposite their names below or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

Lessor: RIDGEWAY PROPERTIES I, LLC, or its designee

c/o Conductor Property Management

1010 Lee Road

Rochester, New York 14606

United States

Attention: Ed Brillante

With copy to: General Counsel at the same address.

Lessee: LI-CYCLE NORTH AMERICA HUB, INC.

2351 Royal Windsor Drive, Unit 10

Mississauga, Ontario L5J 4S7

Canada

Attention: General Counsel

24 ENTIRE AGREEMENT.

This Lease sets forth the entire agreement between the parties regarding the subject matter covered herein, and no amendment or modification of this Lease shall be binding or valid unless expressed in writing and executed by all parties hereto.

25 SECTION HEADINGS.

The Section headings contained in this Lease are for convenience only and shall in no way enlarge or limit the scope of meaning of the various and several paragraphs hereof.

26 BINDING EFFECT.

All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective successors and, to the extent assignment is permitted hereunder, their respective assigns.

27 WAIVER.

(A) One (1) or more waivers of any covenant or condition by Lessor shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Lessor to or of any act by Lessee requiring Lessor’s consent, or approval shall not be deemed to render unnecessary Lessor’s consent or approval to or of any subsequent similar act by Lessee. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Lessor unless such waiver is in writing, signed by Lessor.

(B) One (1) or more waivers of any covenant or condition by Lessee shall not be construed as a waiver of a subsequent breach of the same covenant or condition and the consent or approval by Lessee to or of any act by Lessor requiring Lessee’s consent, or approval shall not be deemed to render unnecessary Lessee’s consent or approval to or of any subsequent similar act by Lessor. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Lessee unless such waiver is in writing, signed by Lessee.

28 MEMORANDUM OF LEASE.

Simultaneously with the execution of this Lease and from time to time thereafter upon request by Lessee, Lessor and Lessee, at Lessee’s sole cost and expense, will execute a Memorandum of Lease in a form acceptable for filing or recording and substantially in form and content as set forth on Exhibit E attached hereto and made a part hereof, setting forth the legal description of the Land, the material terms of this Lease, including, but not limited to, the Renewal Options and the Option to Purchase or any other provisions hereof (excepting the rental provisions) as either party may request, and such other terms and provisions as may be required by Laws to be included in such Memorandum of Lease.

29 GOVERNING LAW.

This Lease shall be exclusively governed by and construed in accordance with the laws of the State of New York wherein the Premises is located, and the United States of America, without giving effect to such State’s choice of law rules. The parties further agree that any legal proceedings, suit, action, arbitration, or proceeding related to this Lease (“Proceedings”) shall be submitted exclusively to and brought before the appropriate state and/or federal courts in the County of Monroe, State of New York. The parties acknowledge that this Lease has been prepared, negotiated, executed, and entered into as a contract in the State of New York. The parties further acknowledge that they are knowingly submitting to the jurisdiction of the said state and the state and/or federal courts therein. The parties further acknowledge that the terms of this Section have been fully and fairly bargained for. Nothing in this Lease precludes either party from bringing any such Proceedings in any other jurisdiction if (A) the courts of the State of New York lack jurisdiction over the parties or the subject matter of the Proceedings or decline to accept the Proceedings on the grounds of lacking such jurisdiction; (B) the Proceedings are commenced by a party for the purpose of enforcing against the other party’s property, assets or estate any decision or judgment rendered by any court in which Proceedings may be brought as provided hereunder; or (C) any Proceeding has been commenced in another jurisdiction by or against the other party or against its property, assets or estate and, in order to exercise or protect its rights, interests or remedies under this Lease, the party (1) joins, files a claim, or takes any other action, in any such suit, action, arbitration or proceeding, or (2) otherwise commences any such suit, action, arbitration or proceeding in that other jurisdiction as the result of that other suit, action, arbitration or proceeding having commenced in that other jurisdiction. All costs and fees incurred by Lessor, including reasonable attorneys’ fees, shall be included as part of the damages resulting from a successful action to enforce Lessor’s rights under this Lease, and shall be deemed Additional Rent to the extent not paid in accord with any decision of the Court. All costs and fees incurred by Lessee, including reasonable attorneys’ fees, shall be included as part of the damages resulting from a successful action to enforce Lessee’s rights under this Lease, and shall offset Rent to the extent not paid in accord with any decision of the Court.

30 TIME OF ESSENCE.

Time is of the essence in each and every provision of this Lease.

31 REPRESENTATIONS, WARRANTIES, AND COVENANTS OF LESSOR.

Lessor represents, warrants, and covenants that:

(A) Lessor is the owner of the Land in fee simple absolute, free and clear of all encumbrances except Permitted Encumbrances (as defined in Section 40 below).

(B) Lessor has provided Lessee a copy of that certain Pre-Development Site Assessment dated January 2015 prepared by LaBella Associates, DPC (“Pre-Development Site Assessment”). Lessee acknowledges receipt of this report, and Lessor represents and warrants that this is in the same form and with the same content as received by the Lessor. Lessee agrees that Lessee is leasing the Premises “as is,” and is in no way relying upon any statements by Lessor as to the physical condition of the Land. Lessee is wholly relying upon its own investigation, due diligence, analysis, and assessment as to the decision to lease the Premises, and its appropriateness for Lessee’s use, including, but not limited to, any and all environmental conditions which may exist on the Land, all of which the risk is being assumed by the Lessee as an absolute precondition to executing this Lease.

(C) There is no action, suit, proceeding, or investigation pending or known to be threatened against Lessor that challenges or questions the legality or validity of this Lease or any transactions contemplated hereby.

(D) Lessor has full right, power and lawful authority to execute, deliver and perform Lessor’s obligations under this Lease for the Lease Term, in the manner and upon the conditions and provisions herein contained and to grant the estate herein demised, with no other person needing to join in the execution hereof in order for this Lease to be binding on all parties having an interest in the Premises: the execution and delivery of this Lease by Lessor and the due consummation of the transactions contemplated hereby constitute a valid and binding agreement of Lessor; neither the execution and delivery of this Lease nor the consummation by Lessor of the transactions contemplated hereby will constitute any known violation of any applicable provisions of Laws, result in the breach of, or the imposition of any lien on, or constitute a default under, any indenture or bank loan or credit agreement, license, permit, trust, custodianship or other restriction, which violations, breach, imposition of lien of default would affect the validity of this Lease.

(E) Lessor shall have obtained all of the applicable permits, licenses and approvals necessary to construct and operate Lessor’s Detention Ponds for the benefit of the Land, and to manage the stormwater likely to runoff the Land, and the remaining land of Lessor, at full buildout in compliance with the ordinance of the Town of Greece (the “Town”) requiring that the peak stormwater runoff from the Land and the remaining land of Lessor decrease by thirty percent (30%) of the calculated pre-construction conditions (“Required 30% Reduction”). Lessor shall install and maintain Lessor’s Detention Ponds and associated ditches at their capacity as of the Effective Date in accordance with such permits, licenses and approvals, and hereby permits, licenses and approves the discharge of any and all stormwater from 29 acres of impervious surface of the Land to Lessor’s Detention Ponds. In the event that (i) Lessee discharges stormwater from the Land to Lessor’s Detention Ponds from more than 29 acres of impervious surface and

(ii) the stormwater discharges from the remaining land of Lessor, at full buildout, are such that Lessor’s Detention Ponds no longer meet the Required 30% Reduction despite proper maintenance of Lessor’s Detention Ponds and associated ditches by Lessor, Lessee shall at its sole discretion either detain on the Land sufficient stormwater runoff such that, collectively, the stormwater runoff from the Land is less than the runoff from 29 acres of impervious surfaces, or Lessee and Lessor shall proportionately pay for the expansion of the Lessor’s Detention Ponds such that collectively, the Land and the remaining land of Lessor meet the Required 30% Reduction, based upon: (y) the amount of impervious acreage by which Lessee’s impervious surfaces of the Land is greater than 29 acres of impervious surfaces, and (z) the amount of impervious acreage by which Lessor’s remaining land is greater than 24 acres of impervious surfaces.

(F) Lessor shall not construct or permit to be constructed any improvements on any adjacent lands now owned or hereafter acquired by Lessor which would materially obstruct or materially interfere with the Use or materially adversely impact Lessee’s access to the Premises.

(G) To the best of Lessor’s knowledge, the Land is properly zoned for the special permitting by the Town for the Initial Use and the Initial Use is not prohibited under any restrictions affecting the Land and will not conflict with or violate any restrictions applicable to the Land.

(H) There are no leases, easements, and/or tenancies, or other agreements affecting the Land that are not disclosed in the public record.

(I) Lessor shall not allow any encumbrances against the Land other than Permitted Encumbrances. Lessor shall promptly pay all obligations secured by encumbrances against the Land and shall not allow any uncured default to occur under the Security Instruments. In lieu of paying amounts under the Security Agreements, Lessor may provide a surety bond or other adequate security in accordance with applicable Laws and Lessee’s reasonable requirements.

(J) Lessor has not received any notice, nor is it aware of any pending action to take by condemnation all or any portion of the Land.

(K) Lessor has received no notice and is not otherwise aware that either the Land or the Initial Use is, or will be, in violation of any local governmental rule, ordinance, regulation or building code, nor has Lessor received notice of any pending or threatened investigation regarding a possible violation of any of the foregoing.

(L) There is no litigation or investigations and there are no other Proceedings, pending or known to be threatened against Lessor, relating to the Land.

(M) Lessor shall cooperate in assisting Lessee to obtain the “Approvals” (as defined in Section 39(A)) below, including but not limited to, joining in applications to the Town, DEC, and any other Governmental Authority.

All representations, warranties, and covenants herein made by Lessor shall be in full force and effect as of the Effective Date, and shall survive such date until the expiration or sooner termination of the Lease Term of this Lease.

32 REPRESENTATIONS, WARRANTIES, AND COVENANTS OF LESSEE. LESSEE REPRESENTS, WARRANTS, AND COVENANTS THAT:

(A) Lessee has full right, power and lawful authority to execute, deliver and perform its obligations under this Lease for the Lease Term, in the manner and upon the conditions and provisions herein contained and to hold the estate herein demised, with no other person needing to join in the execution hereof in order for this Lease to be binding on all parties having an interest in the Premises; the execution and delivery of this Lease by Lessee and the due consummation of the transactions contemplated hereby constitute a valid and binding agreement of Lessee; neither the execution and delivery of this Lease nor the consummation by Lessee of the transactions contemplated hereby will constitute a violation of any applicable Laws, result in the breach of or the imposition of any lien on, or constitute a default under, any indenture or bank loan or credit agreement, license, permit, trust, custodianship or other restriction, which violations, breach, imposition of lien of default would affect the validity of this Lease.

(B) There is no litigation or investigation, and there are no other Proceedings, pending or known to be threatened against Lessee relating to the Land that challenges or questions the legality or validity of this Lease or any of the transactions contemplated hereby.

(C) Except for Lessor’s express representations, warranties, and covenants contained in this Lease, Lessee is entering into this Lease on an “as is, where is” basis, wholly in reliance on its own determination, including, but limited to, its own investigation, analysis, and independent determination of the condition of the Land, the appropriateness of the Land for the Initial Use, the legality of the Initial Use, and not in reliance upon any statement, whether oral or written, of Lessor regarding the Land.

(D) All representations, warranties, and covenants herein made by the Lessee shall be in full force and effect as of the Effective Date, and shall survive such date until the expiration or sooner termination of this Lease.

33 ENFORCEMENT.

If either party hereto fails to perform its obligations under this Lease, or if a dispute arises concerning the meaning or interpretation of any provision of this Lease and any action or steps are taken in furtherance thereof including, but not limited to, the commencement of legal Proceedings arising out of, relating to, or based in any way on this Lease, including, without limitation, tort actions and actions for injunctive and declaratory relief, the defaulting party or the non-prevailing party in the dispute, as the case may be, shall pay any and all actual costs and expenses incurred by the prevailing party in enforcing or establishing its rights hereunder, including, without limitation, all court costs, all fees and costs incurred in any appellate process, and all actual attorney’s fees. Notwithstanding any judgment related to this Lease, the fees, costs, and expenses shifting provisions contained in this Section 33 shall be merged into such judgment, and shall survive the same and shall be binding and conclusive on the parties for all time. Post-judgment attorneys’ fees and costs incurred related to the enforcement of such judgment related to this Lease shall be recoverable hereunder in the same or separate actions.

34 INTERPRETATION.

This Lease shall not be construed in favor or against either party, but shall be construed as if all parties prepared this Lease.

35 COUNTERPARTS.

This Agreement may be executed in any number of counterparts with the same force and effect as if all signatures were appended to one document, each of which shall be deemed an original.

36 INVALIDITY.

If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Agreement shall be valid and enforceable to the fullest extent permitted by law.

37 CREATION OR MODIFICATIONS OF EASEMENTS.

Lessor covenants and agrees that during the Lease Term, Lessor shall not, under any circumstances create, grant, convey, extend, or terminate any easements, licenses, or rights of way to, for, or on the Premises, nor shall Lessor agree to do the same, without the prior written consent of Lessee, such consent shall not be unreasonably withheld, conditioned, or delayed.

38 INTENTIONALLY OMITTED.

39 LIMITED CONDITIONS PERIOD; CONDITIONS TO LESSEE’S RIGHT TO TERMINATE.

The following conditions are conditions precedent to Lessee’s obligation to fulfill its obligations under this Lease (collectively, the “Conditions”):

(A) Lessee shall obtain in non-appealable form all certificates, permits, licenses, registrations, consents, and other approvals (including, but not limited to, subdivision and site plan approvals, necessary variances and special permits) required by the Town, DEC, or any other Governmental Authority (excluding the SEQR Declaration) to construct, operate, and maintain the Buildings and Lessee’s FF&E on the Land for the Initial Use (collectively, the “Approvals”).

(B) Lessee shall obtain one or more agreements with Eastman Kodak Company and/or LiDestri Foods Company relating to rail service for hauling, staging, loading, and unloading cars of black mass concentrate, chemical reagents (chemical raw materials) and products, upon terms and conditions satisfactory to Lessee in Lessee’s sole discretion.

(C) Lessee shall obtain an agreement with Lessor, or other appropriate parties, as to the form, terms and conditions of Lessee’s Agreements.

(D) Lessee shall obtain a title commitment (the “Title Commitment”) for Lessee’s leasehold interest in the Land from a title company selected by Lessee (the “Title Company”). The Title Company shall be willing and able to issue a leasehold policy in favor of Lessee, free and clear of all liens and encumbrances. If Lessee gives written notification to Lessor of any defects in title (“Title Objection Letter”), Lessor shall then have the obligation within ten (10) business days after Lessor’s receipt of Lessee’s Title Objection Letter to give written notice to Lessee stating in detail, how Lessor will cure (“Cure Notice”) all encumbrances or liens that can be satisfied with the payment of money (“Monetary Defects”), which Lessor shall satisfy prior to the expiration of the Conditions Period (defined below in this Section 39); and whether Lessor will cure any nonmonetary defects (the “Nonmonetary Defects”). Failure of Lessor to respond within the ten (10) business day period shall be deemed to be Lessor’s election not to cure any Nonmonetary Defects. Lessor shall in all instances be absolutely obligated to cure all Monetary

Defects. Lessor shall not be obligated to eliminate Nonmonetary Defects. If Lessor is unable or unwilling to eliminate all Nonmonetary Defects on or before the expiration of the Conditions Period, then Lessee may elect to (i) terminate this Lease and, thereafter, neither Lessee nor Lessor shall have any further rights or obligations under this Lease except for Lessee’s obligation to pay Rent and Additional Rent to and including the date of termination, and for those that expressly survive termination; or (ii) to accept title subject to such Nonmonetary Defects and receive no credit or offset against rent due under the Lease.

If the Conditions are not satisfied in Lessee’s reasonable discretion by the end of the twelfth (12th) month from the Effective Date (or as may be extended by the Conditions Extension (defined below) (the “Conditions Period”), Lessee may elect to: (i) terminate this Lease by giving written notice to Lessor in which case neither party shall have any further rights or obligations in connection with this Lease other than those expressly stated to survive termination or expiration of this Lease; or (ii) extend the Conditions Period for an additional six (6) month period by giving written notice to Lessor of Lessee’s election to extend (“Conditions Extension Period”). During the Conditions Extension Period, however, Lessee reserves Lessee’s right to terminate this Lease pursuant to the terms of this Section 39 if the Conditions are not satisfied by the expiration of the Conditions Extension Period.

40 INTENTIONALLY OMITTED.

41 NO BROKER.

Lessee and Lessor represent and warrant to each other that neither party has had any contact or dealings regarding the Land, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder’s fee as a procuring cause of the transaction contemplated herein. Lessor and Lessee each agrees to indemnify the other and hold it harmless from all liabilities arising from claims from any brokers or finders, claiming to have dealt with Lessee or Lessor, as the case may be (which indemnification shall include, without limitation, reasonable attorney’s fees and costs). The foregoing indemnification shall survive the termination of this Lease.

42 HAZARDOUS MATERIALS.

(A) As used in this Lease the following terms shall have the following meanings:

(i) “Hazardous Material” means (1) any “hazardous material”, “hazardous waste”, “extremely hazardous waste”, “hazardous substance”, “extremely hazardous substance”, “emerging contaminant”, or “toxic substance” as those or similar terms are defined under any Environmental Laws (as defined below); (2) any asbestos or asbestos-containing materials, whether in a friable or non-friable condition; (3) any polychlorinated biphenyls (“PCBs”) or PCB- containing materials; (4) radon gas; (5) any other hazardous, radioactive, toxic, reactive, flammable or explosive material, substance, pollutant, or contaminant that is or becomes regulated by any Governmental Authority; and (6) any petroleum, petroleum hydrocarbon constituents, petroleum products or crude oil, and any by-products, fractions, wastes or derivatives thereof.

(ii) “Environmental Laws” means any and all Laws, or permits, licenses or approvals, of any Governmental Authority pertaining to health, safety or the environment now or hereafter in effect in any and all jurisdictions in which the Land is located, and any judicial or administrative order, consent decree or judgment relating to the environment or exposure, including, without limitation, the

Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, The Oil Pollution Act of 1990, as amended, the Safe Drinking Water Act, as amended, the Hazardous Materials Transportation Act, as amended, the Toxic Substances Control Act, as amended, and other similar environmental conservation or protection laws (including, but not limited to, any judicial or administrative interpretation thereof).

(iii) “Release” shall have the same meaning as is ascribed to it in CERCLA.

(iv) “Remedial Work” means any tests, investigation, assessment, or monitoring of the Land’s environmental conditions, or any cleanup, containment, restoration, removal, remediation or other remedial activities performed with respect to Hazardous Material in, on, at, under, beneath or emanating from the Land.

(B) Lessee shall promptly notify Lessor (and all Governmental Authority, when required) of: (i) any enforcement, Remedial Work or other regulatory action taken or threatened by any Governmental Authority with respect to the presence of any Hazardous Material on the Land or the migration thereof from or to other real property; (ii) any demands or claims made or threatened by any third party relating to any loss, damage or injury resulting from any Hazardous Material; (iii) any Release, discharge or non- routine, improper or unlawful disposal, transportation or other management of any Hazardous Material on or from the Land; and (iv) any matters where Lessee is required under Environmental Law to give a notice to any Governmental Authority respecting any Hazardous Materials on the Land. Lessor shall have the right (but not the obligation) to join and participate, as a party, in any Proceedings affecting the Land initiated in connection with any Environmental Laws. Lessee shall have the absolute right, throughout the Lease Term, to conduct any and all environmental tests, monitoring, investigations and assessments of the Land that Lessee deems necessary or reasonable, including without limitation, Phase I and Phase II environmental site assessments conducted in accordance with ASTM testing standards.

(C) Lessee hereby agrees that, after the Term Commencement Date, Lessee shall be liable to third parties, including DEC, for all costs and expenses related to the use, generation, storage, treatment and disposal of Hazardous Material on the Land that results from Hazardous Materials brought onto the Land by or on behalf of Lessee (the “Lessee Hazardous Materials”), and Lessee shall give immediate written notice to Lessor of any violation or potential violation of the provisions of this Subsection (C) and shall, at Lessee’s sole cost, implement any Remedial Work required by DEC to remedy, remove and abate such violation or potential violation. Lessee shall to the fullest extent permitted by Laws indemnify, defend, and hold any Lessor Indemnified Persons harmless from and against any and all claims, demands, penalties, fines, liabilities, settlements, judgments, damages, losses, costs or expenses (including without limitation, reasonable attorneys’ and consultants’ fees, court costs and litigation expenses and any and all sums paid for settlement of claims) of whatever kind or nature, known or unknown, contingent or otherwise (“Claims”) (including, without limitation, a decrease in value of the Land, damages caused by loss or restriction of rentable or usable area of the Land or any damages caused by adverse impact on marketing of the Land), arising during or after the Lease Term and out of or in any way related to: (i) the presence, disposal, Release or threatened Release of any Lessee Hazardous Materials that are on the Land and affecting the soil, water, vegetation, buildings, personal property, persons, animals or otherwise, or other real property located on or around the Land; (ii) any personal injury (including wrongful death) or property damage (to real or personal property) arising out of or related to the Lessee Hazardous Materials or caused by or attributable to Lessee Parties; (iii) any lawsuit brought or threatened, settlement reached or government order relating to the Lessee Hazardous Materials; (iv) any violation of any Environmental Laws applicable thereto directly resulting from the Lessee Hazardous Materials on the Land; or (v) a breach or violation by Lessee of the covenants contained in this Section. This indemnification includes, without limitation, any and all costs incurred because of the Remedial Work mandated by Governmental Authority. All costs and expenses of the Remedial Work that are the responsibility of Lessee under this Lease shall be paid solely by Lessee including, without limitation, the reasonable charges of such contractor(s) and/or the consulting engineer, and Lessor’s reasonable attorney fees and reasonable costs incurred in connection with monitoring or review of the Remedial Work. In the event Lessee shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Lessor shall have the right, but not the obligation, to cause the Remedial Work to be performed, and all reasonable costs and reasonable expenses thereof, or incurred in connection therewith, shall be “costs” within the meaning above. All such reasonable costs shall be immediately due and payable upon demand therefor by Lessor. Failure by Lessee to commence the Remedial Work shall be deemed a Default under this Lease.

(D) Lessor hereby agrees that Lessor shall be liable to third parties, including DEC, for all costs and expenses related to the past use, generation, storage, treatment and disposal of Hazardous Material on the Land or in improvements, buildings, construction, appurtenances, or any other development on the Land that resulted from Hazardous Materials brought onto the Land by or on behalf of someone other than Lessee, except to the extent that the Lessee Parties disturb, excavate or otherwise manage such Hazardous Materials (the “Lessor Hazardous Materials”), and Lessor shall give immediate written notice to Lessee of any assertion by DEC that further cleanup, containment, restoration, removal, remediation or other remedial activities are required to be performed with respect to the Lessor Hazardous Materials and shall, at Lessor’s sole cost, implement any Remedial Work required by DEC to remedy, remove and abate the Lessor Hazardous Materials (the “Lessor Remedial Work”). Lessor shall to the fullest extent permitted by Laws, indemnify, defend, and hold the Lessee Parties harmless from and against any and all Claims (including, without limitation, a decrease in value of the leasehold interest or of the Buildings or Lessee’s FF&E caused by loss or restriction of usable space) arising out of or in any way related to: (i) the presence, disposal, Release or threatened Release of any Lessor Hazardous Materials that are on the Land, including any underground storage tanks present within, upon or beneath the Land as of the Effective Date not disclosed in the Pre-Development Site Assessment, and affecting the soil, water, vegetation, buildings, personal property, persons, animals or otherwise, or other real property located on or around the Land, including any Lessor Remedial Work; (ii) any personal injury (including wrongful death) or property damage (to real or personal property) arising out of or related to the Lessor Hazardous Materials or caused by or attributable to Lessor Indemnified Persons; (iii) any lawsuit brought or threatened, settlement reached or government order relating to the Lessor Hazardous Materials; (iv) any violation of any Environmental Laws applicable thereto directly resulting from the Lessor Hazardous Materials on the Land; or (v) a breach or violation by Lessor of the covenants contained in this Section. All costs and expenses of the Lessor Remedial Work that are the responsibility of Lessor under this Section shall be paid solely by Lessor including, without limitation, the reasonable charges of such contractor(s) and/or the consulting engineer, and Lessee’s reasonable attorney fees (including the costs of in-house counsel) and reasonable costs incurred in connection with monitoring or review of the Lessor Remedial Work. In the event Lessor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Lessor Remedial Work, Lessee shall have the right, but not the obligation, after written notice to Lessor followed by a ten (10) day cure period in favor of Lessor, to cause the Lessor Remedial Work to be performed, and all reasonable costs and reasonable expenses thereof, or incurred in connection therewith shall be “costs” that

Lessee may deduct from Rent due until paid in full. All such reasonable costs shall be immediately due and payable upon demand therefor by Lessee unless subject to a good faith dispute being diligently pursued. For clarity’s sake, Lessor shall not be required to perform any Remedial Work that might otherwise be deemed the Lessor Remedial Work to the extent such condition of the Land is contained and disclosed in the Pre-Development Site Assessment referenced above, and DEC has not yet asserted that that further cleanup, containment, restoration, removal, remediation or other remedial activities are required to be performed with respect to the Lessor Hazardous Materials.

(E) The provisions of this Section, including all remedies of Lessor and Lessee hereunder (as well as the provisions of Section entitled “Enforcement” in this Lease), shall survive the expiration of the Lease Term or termination of this Lease. In the event any provision of this Lease is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease will nonetheless remain in full force and effect.

43 JOINT AND SEVERAL LIABILITY.

If more than one person or entity executes this Lease as Lessor or Lessee: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Lessor or Lessee, as the case may be; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Lessor or Lessee with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

44 LESSOR ACCESS TO PREMISES.

(A) Lessor may not enter the Land or the Buildings, at any time, without advance written notice to and consent of Lessee, which consent shall not be unreasonably withheld, conditioned or delayed, but which shall be subject to the conditions stated in this Section 44. During the last one hundred and twenty (120) days of either the Original Term (if a Renewal Term has not yet been exercised) or any Renewal Term, Lessor may show the Land and the Buildings to prospective tenants upon prior written notice to and consent of Lessee, which shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, Lessor acknowledges that due to the nature of the Use, it may be necessary for Lessee to limit access by Lessor and Lessor’s agents to certain restricted areas within the Land and Buildings, and in Lessee’s sole discretion, any permitted access may include the requirement that any representative of Lessor or any of Lessor’s agents be accompanied by a representative of Lessee.

(B) Neither Lessor nor its representatives shall discuss or disclose the purpose of its access with nor make any inquiries of employees of Lessee, other than the Lessee’s designated representative, Lessee’s officers, or Lessee’s counsel. Lessor agrees in each instance to indemnify and hold Lessee harmless from any and all injuries to persons or property while on the Premises or in the Buildings caused in whole or in part by the acts or omission of Lessor, its authorized representatives, or its prospective tenant. Lessee agrees, in each instance, to indemnify and hold Lessor harmless from any and all Claims of injuries to persons or damage to property while on the Land or in the Buildings caused in whole or in part by the acts or omissions of Lessee or its agents, representatives, or prospective tenant.

45 PATRIOT ACT

(A) For purposes of this Section 45: (a) the term “Lessor Related Entity” shall mean any corporation, limited liability company, partnership, limited partnership, joint venture, joint stock association, business trust and other form of entity in which Lessor has a controlling interest; (b) the term “Lessee Related Entity” shall mean any corporation, limited liability company, partnership, limited partnership, joint venture, joint stock association, business trust and other form of entity in which Lessee has a controlling interest; and (c) the term “controlling” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Related Entity, whether through the ownership of voting securities or otherwise by any entity or person.

(B) Lessor (which for this purpose includes the officers, directors, partners, members, principal stockholders of Lessor) represents, warrants, and covenants to the Lessee that Lessor or any Lessor Related Entity: (i) have not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, or at any replacement website or other replacement official publication of such list; (ii) are currently in compliance with and will at all times during the term of this Lease (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto; (iii) have not used and will not use funds from illegal activities for any payment made under this Lease; and (iv) have not used and will not use any payment made under this Lease for illegal activities. The foregoing representation shall not apply with respect to the beneficiaries of any pension plan participating in Lessor.

(C) Lessee (which for this purpose includes the officers, directors, partners, members, principal stockholders of Lessee) represents, warrants, and covenants to the Lessor that Lessee or any Lessee Related Entity: (i) have not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, or at any replacement website or other replacement official publication of such list; (ii) are currently in compliance with and will at all times during the term of this Lease (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto; (iii) have not used and will not use funds from illegal activities for any payment made under this Lease; and (iv) have not used and will not use any payment made under this Lease for illegal activities.

46 UNDERTAKING

Lessor and Lessee acknowledge that each party’s performance under this Lease may require the other party’s assistance and cooperation. Each party therefore agrees, in addition to those provisions in this Lease specifically requiring one party to assist the other, that it will at all times during the Lease Term reasonably, promptly and diligently cooperate with the other party, as required in its reasonable discretion, and provide all reasonable assistance to the other party to help the other party perform its obligations hereunder. From time to time and at any time at and after the Effective Date, each party shall execute, acknowledge and deliver such easements, agreements, documents, and assurances, reasonably requested by the other and shall take any other action consistent with the terms of this Lease that may be reasonably requested by the other for the purpose of effecting or confirming any of the transactions contemplated by this Lease. Neither party shall unreasonably withhold, condition or delay its compliance with any reasonable request made pursuant to this Section 46.

47 GUARANTY. Contemporaneously with Lessee’s execution of this Lease, Li-Cycle Holdings Corp. shall execute and deliver to Lessor a guaranty of Lessee’s performance of all terms, covenants, conditions and provisions of this Lease on Lessee’s part to be performed, which guaranty shall be in the form attached to this Lease as Exhibit F attached hereto and made a part hereof.

**BALANCE OF PAGE INTENTIONALLY LEFT BLANK**

**SIGNATURE PAGE TO FOLLOW**

IN WITNESS WHEREOF, Lessor and Lessee have signed this Lease as of the day and year first above written.

LESSOR:

RIDGEWAY PROPERTIES I, LLC

By:	/s/ Eo Brillante
Name: Eo Brillante
Title: President

LESSEE:

LI-CYCLE NORTH AMERICA HUB, INC.

By:	/s/ Christopher J. Biederman
Name: Christopher J. Biederman
Title: CTO

EXHIBIT A

PRELIMINARY MAP OF PREMISES

EXHIBIT A-1

PRELIMINARY LEGAL DESCRIPTION

[TO BE INSERTED BY AMENDMENT UPON RECEIPT OF THE SUBDIVISION PLAN]

EXHIBIT A-2

LESSEE’S AGREEMENTS

1.	Easement for use of McLaughlin Road for ingress and egress, including the right to extend, improve, and maintain the roadway

2.	Easement for pedestrian access (sidewalk) over east side of B502 parcel for access to Land

3.	Easement for connection to Monroe County Pure Waters sanitary sewer (and potentially Monroe County Water Authority’s water line) along the road to the south of the Land’s south boundary

4.	Easement to connect to RED Rochester utilities in the pipe racks running along Kodak Park Road off the west side of the Warehouse Parcel and the Land

5.	Easement for emergency access by Fire/Police/EMS to and from Kodak Park Road to the west and south of the Hub parcel should the main gate from McLaughlin Road become blocked during an emergency

6.	Easement through or under RED Rochester’s pipe racks for an access road connecting the Land to Kodak Park Road

7.	Easement over B502 parcel for use of Kodak Park Road for truck and light vehicle traffic between the Land and the Warehouse Parcel

8.	Agreement with Lessor providing for Lessor to make improvements to McLaughlin Road to facilitate right and left turns onto Ridgeway Avenue, including obtaining necessary governmental approvals

9.

Agreement with the Eastman Kodak Company and/or LiDestri Food Company for necessary and sufficient rail service, including for hauling, staging, loading, and unloading cars of black mass concentrate, chemical reagents (chemical raw materials), and products.

10.

Easement for stormwater drainage from the Land onto Lessor’s adjoining land into Lessor’s Detention Ponds, including an agreement by Lessor to maintain all stormwater ponds, ditches and conveyances at their current capacity.

11.

Easement for the construction, operation, and use of a truck loop and security building (guard shack) located off of McLaughlin Road, across from B502 parcel, as more specifically located in the sketch below:

EXHIBIT B

COMMENCEMENT AND TERMINATION AGREEMENT

This Commencement and Termination Agreement (this “Agreement”) is entered into between Ridgeway Properties I, LLC (“Lessor”), and Li-Cycle North America Hub, Inc. (“Lessee”), to be effective as of the latest date set forth beneath the signature blocks below (the “Effective Date”).

RECITALS

WHEREAS, Lessor and Lessee entered into a Lease dated as of August 3, 2021, for certain real property (the “Premises”) located at 205 McLaughlin Road in the Town of Greece, County of Monroe, State of New York (the “Lease”); and

WHEREAS, it is the desire and intent of Lessor and Lessee to clearly define the terms of said Lease.

NOW, THEREFORE, it is agreed by and between Lessor and Lessee that:

1.	The Term Commencement Date of the Lease is ____________.

2.	The Original Term of the Lease commenced on ____________, and shall terminate at 11:59 p.m. on ____________.

3.	The Lease provides for five (5) Renewal Terms of five (5) years and one (1) subsequent Renewal Term of four (4) years.

4.

Lessee has the right to exercise each option by providing Lessor with written notice of Lessee’s election to renew no later than one hundred eighty (180) days prior to the expiration of the Original Term or prior Renewal Term, as applicable.

5.

Lessee has the option to purchase the Premises by providing written notice of Lessee’s election to exercise the option to purchase no later than sixty (60) days prior to the expiration of the Original Term or prior Renewal Term, as applicable.

6.	The Lease is now in full force and effect and all terms and conditions of the Lease are hereby ratified and confirmed.

Lessor and Lessee agree that this Agreement will not be recorded in any public records including the real estate records of the county where the Premises are located.

[Remainder of page intentionally left blank.]

[Signature page to follow]

IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the dates set forth below to be effective as of the latest date set forth beneath the signature blocks below (previously defined herein as the “Effective Date”).

LESSOR:

RIDGEWAY PROPERTIES I, LLC

By:

Name:

Title:

Date:

LESSEE:

LI-CYCLE NORTH AMERICA HUB, INC.

By:

Name:

Title:

Date:

EXHIBIT C

NON-DISTURBANCE AGREEMENT

THIS NON-DISTURBANCE AGREEMENT is made and entered into as of the __ day of, __ 2021 by and among RIDGEWAY PROPERTIES I, LLC, 1020 Lee Road, Rochester, New York 14606 (“Lessor”), LI-CYCLE NORTH AMERICA HUB, INC., with offices at 2351 Royal Windsor Drive, Unit 10, Mississauga, Ontario L5J 4S7, Canada (“Lessee”) and ____________, a ____________, having a principal place of business at ____________(“Mortgagee”).

RECITALS

A. Lessor and Lessee have entered into a Lease dated as of the __ day of __, 2021 (the “Lease”) demising unto Lessee certain premises consisting of approximately 141.06±] acres and located at 205 McLaughlin Blvd., Town of Greece, Monroe County, New York (the “Premises”) and more fully described in the legal description attached hereto as Exhibit A and made a part hereof.

B. Lessor has obtained a loan from Mortgagee and has executed a Mortgage Agreement recorded the __ day of ____________ in Liber _________ of Mortgages, page __ in the Monroe County Clerk’s Office (the “Mortgage”). The Mortgage encumbers the Premises.

C. Mortgagee is the sole and exclusive beneficiary of the Mortgage and the holder and owner of the Mortgage and the note secured thereby.

D. As a condition precedent to the effectiveness of the Lease, Lessee has required that Lessor deliver this Agreement to Lessee, fully executed and in proper recordable form, to ensure that Lessee’s possession of the Premises shall remain undisturbed by Lessor or Mortgagee so long as Lessee is not in default under the Lease, beyond applicable notice and grace periods, which default would give Lessor the right to terminate the Lease.

E. All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meaning ascribed to them in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals, which are hereby made a part of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual benefits to accrue to the parties hereunder, it is hereby declared, understood and agreed as follows:

1. The lien or charge of the Mortgage is hereby made subject and subordinate to the Lease and Lessee’s leasehold interest in the Premises. Lessee represents and warrants that the Lease is in full force and effect. Mortgagee acknowledges that it has received a copy of the Lease and hereby consents to all of the terms, covenants, and conditions set forth therein. Lessee shall not be liable for any of Lessor’s obligations under the Mortgage.

2. In the event any foreclosure or other suit, sale or proceeding is brought under the Mortgage or in the event of a deed in lieu of foreclosure or other transfer of the Premises or any part thereof under the Mortgage, then and in any such event, Mortgagee hereby covenants that:

(a) Lessee’s possession of the Premises and its rights under the Lease shall not be disturbed and Lessee’s right and privileges under the Lease shall not be diminished by Mortgagee (or any of Mortgagee’s successors or assigns), or any purchaser at foreclosure pursuant to a sale or deed in lieu of foreclosure or otherwise, by reason of such party’s exercise of its rights under the Mortgage.

(b) From and after the date Mortgagee takes title to the Premises and continuing only so long as Mortgagee continues to hold title to the Premises, Mortgagee shall be bound to Lessee under all terms, covenants and conditions of the Lease.

(c) Lessee shall not be made a party to any foreclosure or other suit, sale or proceeding under the Mortgage and the same shall not affect any of Lessee’s rights under the Lease.

3. The lien of the Mortgage does not encumber any trade furnishings, fixtures, or equipment used by Lessee in its business on the Premises.

4. From and after the date Mortgagee takes title to the Premises and for so long as Mortgagee continues to hold title to the Premises: (a) Lessee shall be bound to Mortgagee under all the terms, covenants and conditions of the Lease, (b) Lessee shall attorn to Mortgagee, any receiver appointed in any foreclosure proceeding, the purchaser and/or grantee, as the case may be, and recognize such Mortgagee, receiver, purchaser and/or grantee as the Lessor under the Lease, said attornment to be effective and self-operative (without the execution of any other instrument on the part of any party hereto) immediately upon such Mortgagee’s purchaser’s and/or grantee’s succeeding to the interests of Lessor under the Lease and notifying Lessee in writing of such succession, and (c) notwithstanding any rule of law or statute to the contrary, the Lease shall continue, in accordance with its terms, between Lessee, as tenant hereunder, and Mortgagee, and/or such purchaser or grantee, as landlord thereunder, subject to the effect, under the provisions of the Lease, of any breach which shall have theretofore occurred. Upon receipt of written notice from Mortgagee that Lessor has defaulted under the Mortgage, Lessee shall pay all sums of rent thereafter becoming due under the Lease to Mortgagee. Lessor agrees that Lessee shall have no obligation to determine whether such notice is valid, and until notified to the contrary by Mortgagee, Lessor shall not be entitled to collect rent from Lessee, who shall continue to pay such amounts to Mortgagee as the same becomes due.

5. From and after the date Mortgagee takes title to the Premises, Mortgagee (or any Mortgagee’s successors or assigns) shall be bound to Lessee under all the terms, covenants and conditions of the Lease, and Lessee shall, from and after, have the same remedies against Mortgagee (or any Mortgagee’s successors or assigns) for breach of the Lease that Lessee might have had under the Lease against Lessor if Mortgagee (or any Mortgagee’s successors or assigns) had not succeeded to the interest of Lessor; provided, however, that Mortgagee shall not be:

(a) liable for any act or omission of any prior landlord (including Lessor); or

(b) bound by any rent or additional rent which Lessee might have paid for more than the current month to any prior landlord (including Lessor); or

(c) bound by an amendment or modification of the Lease made without Mortgagee’s written consent.

6. Lessee agrees to give Mortgagee written notice of: (a) any casualty damage to the Premises; and (b) any default by Lessor under the Lease. Lessee agrees that, prior to the Lessee’s exercise of any rights or remedies (including termination) under the Lease, Mortgagee shall have the right, but not the obligation, to cure any such default by the Lessor if Lessor fails to cure within the appropriate time under the Lease. In the event Mortgagee elects to cure such default by Lessor, Mortgagee shall be afforded such time period (not to exceed sixty (60) days) as is reasonably necessary, under the circumstances, for Mortgagee to cure such default. Notwithstanding anything in this Agreement to the contrary, all condemnation awards and insurance proceeds paid or payable with respect to the Premises, and received or receivable by Mortgagee shall be paid, applied and disbursed in accordance with the terms of the Lease.

7. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement and all the covenants herein contained are intended to run with the land and be binding upon the Premises.

8. This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto or their respective successors in interest or assigns. This Agreement and any modifications thereto shall be recorded in the land records in the County in which the Premises are located.

9. The laws of the State in which the Premises are located shall govern the provisions of this Agreement.

10. If either party hereto fails to perform its obligations under this Agreement, or if a dispute arises concerning the meaning or interpretation of any provision of this Agreement and any action or steps are taken in furtherance thereof including, but not limited to, the commencement of legal proceedings, lawsuits, arbitration, or other proceedings arising out of, relating to, or based in any way on this Agreement, including without limitation, tort actions and actions for injunctive and declaratory relief, the defaulting party or the non-prevailing party in the dispute, as the case may be, shall pay any and all actual costs and expenses incurred by the prevailing party in enforcing or establishing its rights hereunder, including, without limitation, all court costs, all fees and costs incurred in any appellate process, and all actual attorney’s fees and in-house counsel costs.

11. One (1) or more waivers of any covenant or condition by Lessee shall not be construed as a waiver of a subsequent breach of the same covenant or condition. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Lessee unless such waiver is in writing, signed by Lessee.

12. Notices under this Agreement shall be sent by a national overnight courier with a tracking system and addressed to the parties hereto at the respective addresses set out opposite their names below or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

(a) if to Lessor:

RIDGEWAY PROPERTIES I, LLC

c/o Conductor Property Management

1010 Lee Road

Rochester, New York 14606

United States

Attn: Ed Brillante

(b) if to Mortgagee:

__________________

__________________

__________________

(c) if to Lessee:

LI-CYCLE NORTH AMERICA HUB, INC.

2351 Royal Windsor Drive, Unit 10

Mississauga, Ontario L5J 4S7

Canada

Attention: General Counsel

The parties shall be responsible for notifying each other of any change of address.

13. Lessor represents and warrants that, except as disclosed and excepted by Lessee prior to the Effective Date, or recorded following the Effective Date with the prior consent of Lessee, if required by the Lease, there are no intervening liens, interests, or obligations of any kind or nature arising after the Effective Date and before the date of the Mortgage.

[Remainder of page intentionally left blank.]

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

LESSOR:

RIDGEWAY PROPERTIES I, LLC

By:

Name:

Title:

LESSEE:

LI-CYCLE NORTH AMERICA HUB, INC.

By:

Name:

Title:

MORTGAGE

By:

Name:

Title:

EXHIBIT D

ESTOPPEL CERTIFICATE

Lease Dated:

Lessor:

Lessee:

Lender:

Premises Address:

As the present [Lessor or Lessee] under the Lease, the undersigned certifies to the [Lessor or Lessee] and Lender, to the best of [Lessor or Lessee]’s actual knowledge as of the date hereof as follows:

1. The documents attached as Exhibit A to this Estoppel Certificate (collectively, the “Lease”) are true, correct and complete copies of the Lease and of all amendments, modifications and supplements thereto, and collectively constitute the entire agreement between Lessee and Lessor in connection with the premises described in the Lease (the “Premises”). The Lease is in full force and effect.

2. The initial term of the Lease commenced on ____________ and expired on ____________. The current term of the Lease commenced on ____________ and expires on ____________. Lessee has the right to renew the Lease for (___) remaining renewal terms of ____________years each.

3. Lessee is in full and complete possession of the Premises, such possession having been delivered by Lessor under the Lease and accepted by Lessee as complying with the terms and conditions of the Lease. All alterations, improvements and work to be performed by Lessor, if any, have been completed in accordance with the terms of the Lease.

4. [If from Lessee] To the best of Lessee’s actual knowledge, there are no defaults existing under the Lease on the part of the Lessee. To the best of Lessee’s actual knowledge: (i) there are no defaults under the Lease on the part of the Lessor and (ii) there currently exists no circumstances that, with the passage of time, or the giving of notice, would give rise to a default under the Lease by Lessor if left uncorrected.

[If from Lessor] To the best of Lessor’s actual knowledge, there are no defaults existing under the Lease on the part of the Lessor. To the best of Lessor’s actual knowledge: (i) there are no defaults under the Lease on the part of the Lessee and (ii) there currently exists no circumstances that, with the passage of time, or the giving of notice, would give rise to a default under the Lease by Lessee if left uncorrected.

5. The amount of the current base monthly rent due and payable by Lessee is ____________ Dollars ($____________). The date on which rental payments commenced under the Lease was ____________ Rental payments are paid through ____________. No rental payments have been made more than thirty (30) days in advance. There is a security deposit of ____________ Dollars ($____________) held by Lessor.

6. [Lessor or Lessee] acknowledges that [Lessor or Lessee] and Lender and their respective successors and assigns will rely on this Estoppel Certificate. This Estoppel Certificate is specifically made and given only to [Lessor or Lessee] and Lender and their respective successor and/or assigns and to no other persons or entities.

7. The person executing this Estoppel Certificate on behalf of [Lessor or Lessee] is duly authorized by [Lessor or Lessee] to do so and executed this Estoppel Certificate in the capacity so indicated below and without the implication of personal liability.

8. Anything to the contrary herein or otherwise to the contrary notwithstanding, nothing contained herein shall act to waiver, amend, or modify any of [Lessor or Lessee]’s rights under the Lease or otherwise.

Executed and delivered as of the ____________ day of ____________, 2021.

[Lessor or Lessee]:

ADD STATE APPROPRIATE ACKNOWLEDGEMENTS

EXHIBIT E

MEMORANDUM OF LEASE

MEMORANDUM OF LEASE

BETWEEN

RIDGEWAY PROPERTIES I, LLC,

as LESSOR,

and

LI-CYCLE NORTH AMERICA HUB, INC.,

as LESSEE

RECORD AND RETURN TO:

COUNTY:

SECTION:

BLOCK:

LOT:

MEMORANDUM OF LEASE

On the 3rd day of August, 2021, a Lease was entered into by and between RIDGEWAY PROPERTIES I, LLC, as “Lessor”, and LI-CYCLE NORTH AMERICA HUB, INC., as “Lessee” (the “Lease”). This Memorandum of the Lease is presented for recording.

1. The name of the present Lessor is RIDGEWAY PROPERTIES I, LLC, a New York limited liability company of having an address of 1010 Lee Road, Rochester, New York 14606. The name of the present Lessee is LI-CYCLE NORTH AMERICA HUB, INC., a Delaware corporation, having an address at 2351 Royal Windsor Drive, Unit 10, Mississauga, Ontario L5J 4S7, Canada.

2. A description of the demised premises as set forth in the Lease is annexed hereto as Exhibit A (the “Premises”).

3. The Effective Date of the Lease is August 3, 2021.

4. The Original Term (as defined in the Lease) is twenty (20) years and expires on the date that is this the last day of the twentieth (20th) Lease Year (as defined in the Lease), with five (5) five (5) year Renewal Terms (as defined in the Lease) and one (1) subsequent Renewal Term of four (4) years. The Lease is in full force and effect.

5. The Lessee has the Option to Purchase (as defined in the Lease) the Premises by providing written notice of Lessee’s election to exercise the option to purchase prior to the expiration of the Original Term or Renewal Term, as applicable.

6. The Lessor requires the prior written consent of the Lessee for the creation, granting, conveyance, extension, or termination of any easements, licenses, or rights-of-way to the Premises.

This instrument is merely a Memorandum of the Lease, and is subject to all of the terms, conditions and provisions thereof. In the event of any inconsistency between the terms of the Lease and this instrument, the terms of the Lease shall prevail as between the parties hereto. This Memorandum is binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

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*** SIGNATURE PAGE TO FOLLOW**

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this 3rd day of August, 2021.

LESSOR:

RIDGEWAY PROPERTIES I, LLC

By:

Name:

Title:

LESSEE:

LI-CYCLE NORTH AMERICA HUB, INC.

By:
Name:	Christopher J. Biederman
Title:	CTO

EXHIBIT F

FORM OF GUARANTY

GUARANTY

In consideration of, and as an inducement to RIDGEWAY PROPERTIES I, LLC, a New York limited liability company (“Lessor”) to enter into that certain Ground Lease Agreement of even date herewith (the “Lease”) with LI-CYCLE NORTH AMERICA HUB, INC., a Delaware corporation (“Lessee”) for a certain parcel of land consisting of approximately 41.06 acres located at 205 McLaughlin Road, Town of Greece, Monroe County, New York, and in further consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned LI-CYCLE HOLDINGS CORP., an Ontario, Canada business corporation (“Guarantor”), hereby guarantees, absolutely and unconditionally, to Lessor the full and prompt performance of all terms, covenants, conditions and agreements to be performed and observed by Lessee under the Lease and any and all amendments, modifications and other instruments relating thereto, whether now or hereafter existing, and the full and prompt payment of all damages, costs and expenses which shall at any time be recoverable by Lessor from Lessee by virtue of the Lease and any amendments, modifications and other instruments relating thereto (hereinafter called “Liabilities of Lessee”); and Guarantor hereby covenants and agrees to and with Lessor, its successors and assigns, that if a Default (as defined in the Lease) in the payment of Rent (as defined in the Lease), or any other sums or charges payable by Lessee under the Lease, or in the performance by Lessee of any of the terms, covenants, provisions or conditions contained in the Lease, Guarantor will forthwith pay to Lessor, its successors and assigns, the Rent and other sums and charges and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and provisions of the Lease and will forthwith faithfully pay to Lessor all damages that may arise in consequence of any Default by Lessee.

Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Lessor, to the extent that such reimbursement is not made by Lessee, for all expenses (including reasonable attorneys’ fees and disbursements) incurred by Lessor in connection with any Default by Lessee under the Lease or the default by Guarantor under this Guaranty.

All moneys available to Lessee for application in payment or reduction of the Liabilities of Lessee may be applied by Lessor, in such manner and in such amounts and at such time or times as Lessor may see fit, to the payment or reduction of such of the Liabilities of Lessee as Lessor may elect.

This Guaranty shall be a continuing guaranty, and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason that any security for the Liabilities of Lessee is exchanged, surrendered or released or the Lease or any other obligation of Lessee is changed, altered, renewed, extended, continued, surrendered, compromised, waived or released in whole or in part, or that any default with respect thereto is waived, whether or not notice thereof is given to Guarantor, and it is understood and agreed that Lessor may fail to set off and may release, in whole or in part, any credit on Lessor’s books in favor of Lessee, and may extend further credit in any manner whatsoever to Lessee, and generally deal with Lessee or any such security as Lessor may see fit; and Guarantor shall remain bound under this Guaranty notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, comprise, waiver, inaction, extension of further credit or other dealing.

Notwithstanding any provision to the contrary contained herein, Guarantor hereby unconditionally and irrevocably waives (a) any and all rights of subrogation (whether arising under contract, 11 U.S.C. § 509 or otherwise) to the claims, whether existing now or arising hereafter, Lessor may have against Lessee, and (b) any and all rights of reimbursement, contribution or indemnity against Lessee which may have heretofore arisen or may hereafter arise in connection with any guaranty or pledge or grant of any lien or security interest made in connection with the Lease. Guarantor hereby acknowledges that the waiver contained in the preceding sentence (the “Subrogation Waiver”) is given as an inducement to Lessor to enter into the Lease and, in consideration of Lessor’s willingness to enter into the Lease, Guarantor agrees not to amend or modify in any way the Subrogation Waiver without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Nothing herein contained is intended or shall be construed to give to Guarantor any rights of subrogation or right to participate in any way in Lessor’s right, title or interest in the Lease, notwithstanding any payments made by Guarantor to or toward any payments due from Guarantor under this Guaranty, all such rights of subrogation and participation being hereby expressly waived and released.

Guarantor hereby expressly waives (a) notice of acceptance of this Guaranty; (b) presentment and demand for payment of any of the Liabilities of Lessee; (c) protest and notice of dishonor or default to Guarantor or to any other party with respect to any of the Liabilities of Lessee; (d) all other notice to which Guarantor might otherwise be entitled; (e) any law requiring Lessor to institute an action against any other party (including, without limitation, Lessee) in order to institute an action or obtain a judgment against Guarantor, as well as any suretyship laws, and (f) any demand for payment under this Guaranty; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion or the failure to assert by Lessor against Lessee, or Lessee’s successors and assigns, of any of the rights or remedies reserved to Lessor pursuant to provisions of the Lease.

This is an absolute and unconditional guaranty of payment and not of collection and Guarantor further waives any right to require that any action be brought against Lessee or any other person or entity or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Lessor in favor of Lessee or any other person or entity. Successive recoveries may be had hereunder. No invalidity, irregularity or unenforceability of all or any part of the Lease shall affect, impair or be a defense to this Guaranty and this Guaranty shall constitute a primary obligation of Guarantor.

Each reference herein to Lessor shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

No delay on the part of Lessor in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of the right of Lessor to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty nor any termination hereof be effective unless in writing signed by Lessor, nor shall any waiver be applicable except in the specific instance for which given.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of Guarantor on account of the Liabilities of Lessee must be returned by Lessor upon the insolvency, bankruptcy or reorganization of Lessee, Guarantor, or otherwise, as though such payment had not been made.

This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New York and shall be in all respects governed, construed, applied and enforced in accordance with the laws of the State of New York; and no defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of New York. In any action or proceeding arising out of this Guaranty, Guarantor agrees to submit to personal jurisdiction in the State of New York. Guarantor agrees to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees, which are incurred by Lessor in the enforcement of this Guaranty.

This Guaranty may be executed in one or more counterparts, each of which counterparts shall be an original. All of Lessor’s rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

As a further inducement to Lessor to accept the Lease and in consideration thereof Lessor and Guarantor covenant and agree that in any action or proceeding brought on, under or by virtue of this Guaranty, Lessor and the Guarantor shall and do hereby waive trial by jury.

Unless otherwise agreed in writing by Lessor, this Guaranty shall not be affected by any assignment of the Lease by Lessee.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the 3rd day of August, 2021.

GUARANTOR:

LI-CYCLE HOLDINGS CORP.

Address for Notice:

2351 Royal Windsor Drive, Unit 10

Mississauga, Ontario, Canada L5J 4S7

By:
Name:	Bruce MacInnis
Title:	Chief Financial Officer

GUARANTY

In consideration of, and as an inducement to RIDGEWAY PROPERTIES I, LLC, a New York limited liability company (“Lessor”) to enter into that certain Ground Lease Agreement of even date herewith (the “Lease”) with LI-CYCLE NORTH AMERICA HUB, INC., a Delaware corporation (“Lessee”) for a certain parcel of land consisting of approximately 41.06 acres located at 205 McLaughlin Road, Town of Greece, Monroe County, New York, and in further consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned LI-CYCLE HOLDINGS CORP., an Ontario, Canada business corporation (“Guarantor”), hereby guarantees, absolutely and unconditionally, to Lessor the full and prompt performance of all terms, covenants, conditions and agreements to be performed and observed by Lessee under the Lease and any and all amendments, modifications and other instruments relating thereto, whether now or hereafter existing, and the full and prompt payment of all damages, costs and expenses which shall at any time be recoverable by Lessor from Lessee by virtue of the Lease and any amendments, modifications and other instruments relating thereto (hereinafter called “Liabilities of Lessee”); and Guarantor hereby covenants and agrees to and with Lessor, its successors and assigns, that if a Default (as defined in the Lease) in the payment of Rent (as defined in the Lease), or any other sums or charges payable by Lessee under the Lease, or in the performance by Lessee of any of the terms, covenants, provisions or conditions contained in the Lease, Guarantor will forthwith pay to Lessor, its successors and assigns, the Rent and other sums and charges and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and provisions of the Lease and will forthwith faithfully pay to Lessor all damages that may arise in consequence of any Default by Lessee.

Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Lessor, to the extent that such reimbursement is not made by Lessee, for all expenses (including reasonable attorneys’ fees and disbursements) incurred by Lessor in connection with any Default by Lessee under the Lease or the default by Guarantor under this Guaranty.

All moneys available to Lessee for application in payment or reduction of the Liabilities of Lessee may be applied by Lessor, in such manner and in such amounts and at such time or times as Lessor may see fit, to the payment or reduction of such of the Liabilities of Lessee as Lessor may elect.

This Guaranty shall be a continuing guaranty, and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason that any security for the Liabilities of Lessee is exchanged, surrendered or released or the Lease or any other obligation of Lessee is changed, altered, renewed, extended, continued, surrendered, compromised, waived or released in whole or in part, or that any default with respect thereto is waived, whether or not notice thereof is given to Guarantor, and it is understood and agreed that Lessor may fail to set off and may release, in whole or in part, any credit on Lessor’s books in favor of Lessee, and may extend further credit in any manner whatsoever to Lessee, and generally deal with Lessee or any such security as Lessor may see fit; and Guarantor shall remain bound under this Guaranty notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, comprise, waiver, inaction, extension of further credit or other dealing.

Notwithstanding any provision to the contrary contained herein, Guarantor hereby unconditionally and irrevocably waives (a) any and all rights of subrogation (whether arising under contract, 11 U.S.C. § 509 or otherwise) to the claims, whether existing now or arising hereafter, Lessor may have against Lessee, and (b) any and all rights of reimbursement, contribution or indemnity against Lessee which may have heretofore arisen or may hereafter arise in connection with any guaranty or pledge or grant of any lien or security interest made in connection with the Lease. Guarantor hereby acknowledges that the waiver contained in the preceding sentence (the “Subrogation Waiver”) is given as an inducement to Lessor to enter into the Lease and, in consideration of Lessor’s willingness to enter into the Lease, Guarantor agrees not to amend or modify in any way the Subrogation Waiver without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Nothing herein contained is intended or shall be construed to give to Guarantor any rights of subrogation or right to participate in any way in Lessor’s right, title or interest in the Lease, notwithstanding any payments made by Guarantor to or toward any payments due from Guarantor under this Guaranty, all such rights of subrogation and participation being hereby expressly waived and released.

Guarantor hereby expressly waives (a) notice of acceptance of this Guaranty; (b) presentment and demand for payment of any of the Liabilities of Lessee; (c) protest and notice of dishonor or default to Guarantor or to any other party with respect to any of the Liabilities of Lessee; (d) all other notice to which Guarantor might otherwise be entitled; (e) any law requiring Lessor to institute an action against any other party (including, without limitation, Lessee) in order to institute an action or obtain a judgment against Guarantor, as well as any suretyship laws, and (f) any demand for payment under this Guaranty; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion or the failure to assert by Lessor against Lessee, or Lessee’s successors and assigns, of any of the rights or remedies reserved to Lessor pursuant to provisions of the Lease.

This is an absolute and unconditional guaranty of payment and not of collection and Guarantor further waives any right to require that any action be brought against Lessee or any other person or entity or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Lessor in favor of Lessee or any other person or entity. Successive recoveries may be had hereunder. No invalidity, irregularity or unenforceability of all or any part of the Lease shall affect, impair or be a defense to this Guaranty and this Guaranty shall constitute a primary obligation of Guarantor.

Each reference herein to Lessor shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

No delay on the part of Lessor in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of the right of Lessor to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty nor any termination hereof be effective unless in writing signed by Lessor, nor shall any waiver be applicable except in the specific instance for which given.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of Guarantor on account of the Liabilities of Lessee must be returned by Lessor upon the insolvency, bankruptcy or reorganization of Lessee, Guarantor, or otherwise, as though such payment had not been made.

This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New York and shall be in all respects governed, construed, applied and enforced in accordance with the laws of the State of New York; and no defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of New York. In any action or proceeding arising out of this Guaranty, Guarantor agrees to submit to personal jurisdiction in the State of New York. Guarantor agrees to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees, which are incurred by Lessor in the enforcement of this Guaranty.

This Guaranty may be executed in one or more counterparts, each of which counterparts shall be an original. All of Lessor’s rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

As a further inducement to Lessor to accept the Lease and in consideration thereof Lessor and Guarantor covenant and agree that in any action or proceeding brought on, under or by virtue of this Guaranty, Lessor and the Guarantor shall and do hereby waive trial by jury.

Unless otherwise agreed in writing by Lessor, this Guaranty shall not be affected by any assignment of the Lease by Lessee.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the 03 day of August, 2021.

GUARANTOR:

LI-CYCLE HOLDINGS CORP.

Address for Notice:

2351 Royal Windsor Drive, Unit 10

Mississauga, Ontario, Canada L5J 4S7

By:	/s/ Bruce MacInnis
Name:	Bruce MacInnis
Title:	Chief Financial Officer